                                                                    Exhibit 10.2

================================================================================




                     AMENDED AND RESTATED CREDIT AGREEMENT


                          DATED AS OF OCTOBER 30, 1997


                                     AMONG


                     HARRINGTON WEST FINANCIAL GROUP, INC.,




                                  THE LENDERS
                                 PARTY HERETO,


                                      AND


                         HARRIS TRUST AND SAVINGS BANK,
                           INDIVIDUALLY AND AS AGENT




================================================================================

                               TABLE OF CONTENTS

SECTION                           DESCRIPTION                               PAGE

SECTION 1.       THE CREDITS ...............................................  1
  Section 1.1.     Revolving Credit ........................................  1
  Section 1.2.     Revolving Credit Loans ..................................  2
  Section 1.3.     Manner and Disbursement of Loans ........................  2

SECTION 2.       INTEREST AND CHANGE IN CIRCUMSTANCES ......................  3
  Section 2.1.     Interest Rate Options ...................................  3
  Section 2.2.     Minimum LIBOR Portions ..................................  4
  Section 2.3.     Computation of Interest .................................  4
  Section 2.4.     Manner of Rate Selection ................................  4
  Section 2.5.     Change of Law ...........................................  5
  Section 2.6.     Unavailability of Deposits or Inability to Ascertain
                     Adjusted LIBOR ........................................  5
  Section 2.7.     Taxes and Increased Costs ...............................  5
  Section 2.8.     Funding Indemnity .......................................  6
  Section 2.9.     Lending Branch ..........................................  7
  Section 2.10.    Discretion of Lenders as to Manner of Funding ...........  7

SECTION 3.       FEES, PREPAYMENTS, TERMINATIONS, APPLICATIONS AND
                   EXTENSIONS ..............................................  7

  Section 3.1.     Prepayments .............................................  7
  Section 3.2.     Voluntary Terminations ..................................  8
  Section 3.3.     Place and Application of Payments .......................  8
  Section 3.4.     Notations ...............................................  9
  Section 3.5.     Extension of the Revolving Credit Termination Date ......  9

SECTION 4.       COLLATERAL AND GUARANTY ................................... 10
  Section 4.1.     Collateral .............................................. 10
  Section 4.2.     Guaranty ................................................ 10

SECTION 5.       DEFINITIONS; INTERPRETATION ............................... 10
  Section 5.1.     Definitions ............................................. 10
  Section 5.2.     Interpretation .......................................... 18

SECTION 6.       REPRESENTATIONS AND WARRANTIES ............................ 18
  Section 6.1.     Organization and Qualification .......................... 18
  Section 6.2.     Subsidiaries ............................................ 18
  Section 6.3.     Corporate Authority and Validity of Obligations ......... 18

     Section 6.4.   Use of Proceeds: Margin Stock......................... 19
     Section 6.5.   Financial Reports..................................... 19
     Section 6.6.   No Material Adverse Change............................ 19
     Section 6.7.   Full Disclosure....................................... 19
     Section 6.8.   Good Title............................................ 20
     Section 6.9.   Litigation and Other Controversies.................... 20
     Section 6.10.  Taxes................................................. 20
     Section 6.11.  Approvals............................................. 20
     Section 6.12.  Affiliate Transactions................................ 20
     Section 6.13.  Investment Company; Public Utility Holding Company.... 20
     Section 6.14.  ERISA................................................. 20
     Section 6.15.  Compliance with Laws.................................. 21
     Section 6.16.  Other Agreements...................................... 21
     Section 6.17.  No Default............................................ 21

SECTION 7.     CONDITIONS PRECEDENT....................................... 21
     Section 7.1.   All Advances.......................................... 21
     Section 7.2.   Initial Advance....................................... 22
     Section 7.3.   Loan by New Lender.................................... 23

SECTION 8.     COVENANTS.................................................. 23
     Section 8.1.   Maintenance of Business............................... 23
     Section 8.2.   Maintenance of Properties............................. 23
     Section 8.3.   Taxes and Assessments................................. 24
     Section 8.4.   Insurance............................................. 24
     Section 8.5.   Financial Reports..................................... 24
     Section 8.6.   Inspection............................................ 26
     Section 8.7.   Non-Performing Assets................................. 26
     Section 8.8.   Regulatory Capital Requirements....................... 27
     Section 8.9.   Loan to Value Ratio................................... 27
     Section 8.10.  Mortgage Derivatives.................................. 27
     Section 8.11.  Indebtedness for Borrowed Money....................... 27
     Section 8.12.  Liens................................................. 28
     Section 8.13.  Mergers and Consolidations............................ 28
     Section 8.14.  Maintenance of Subsidiaries........................... 28
     Section 8.15.  Dividends and Certain Other Restricted Payments....... 28
     Section 8.16.  ERISA................................................. 28
     Section 8.17.  Compliance with Laws.................................. 29
     Section 8.18.  Burdensome Contracts With Affiliates.................. 29
     Section 8.19.  Change in the Nature of Business...................... 29

SECTION 9.     EVENTS OF DEFAULT AND REMEDIES............................. 29
     Section 9.1.   Events of Default..................................... 29
     Section 9.2.   Non-Bankruptcy Defaults............................... 32

     Section 9.3.   Bankruptcy Defaults...................................... 32

SECTION 10.    THE AGENT..................................................... 32

     Section 10.1.  Appointment and Authorization............................ 32
     Section 10.2.  Rights as a Lender....................................... 32
     Section 10.3.  Standard of Care......................................... 33
     Section 10.4.  Costs and Expenses....................................... 33
     Section 10.5.  Indemnity................................................ 34

SECTION 11.    MISCELLANEOUS................................................. 34

     Section 11.1.  Withholding Taxes........................................ 34
     Section 11.2.  Non-Business Days........................................ 35
     Section 11.3.  No Waiver, Cumulative Remedies........................... 35
     Section 11.4.  Amendments............................................... 35
     Section 11.5.  Costs and Expenses....................................... 36
     Section 11.6.  Documentary Taxes........................................ 36
     Section 11.7.  Survival of Representations.............................. 36
     Section 11.8.  Survival of Indemnities.................................. 37
     Section 11.9.  Participations........................................... 37
     Section 11.10. Assignment Agreements.................................... 37
     Section 11.11. Notices.................................................. 38
     Section 11.12. Headings................................................. 38
     Section 11.13. Severability of Provisions............................... 38
     Section 11.14. Counterparts............................................. 39
     Section 11.15. Entire Understanding..................................... 39
     Section 11.16. Binding Nature, Governing Law, Etc....................... 39
     Section 11.17. Submission to Jurisdiction............................... 39

Exhibit A - Revolving Credit Note
Exhibit B - Compliance Certificate
Exhibit C - Opinion of Counsel
Schedule 6.2 - Subsidiaries
Schedule 6.12 - Affiliate Contracts

                     AMENDED AND RESTATED CREDIT AGREEMENT


To each of the Lenders party hereto:

Ladies and Gentlemen:

     The undersigned, Harrington West Financial Group, Inc., a Delaware corporation (the "Company"), refers to that certain Credit Agreement dated as September 23, 1996, as amended, currently in effect among the Company, Harris Trust and Savings Bank, as agent, and the lenders party thereto (the "Original Credit Agreement"). The Company hereby requests that the aggregate commitments available under the Original Credit Agreement be increased, that First Commercial Bank, N.A. (the "New Lender") be added as a Lender, that certain additional amendments be made to the Original Credit Agreement and, for the sake of clarity and convenience, that the Original Credit Agreement be restated in its entirety as so amended. This Amended and Restated Credit Agreement amends and replaces in its entirety the Original Credit Agreement, and all references made to the Original Credit Agreement in any Loan Document or in any other instrument or document shall, without more, be deemed to refer to this Amended and Restated Credit Agreement. Upon the execution of this Amended and Restated Credit Agreement by each of the parties hereto and the fulfillment of the conditions precedent contained in Section 6.2 hereof, this Amended and Restated Credit Agreement shall become effective and shall supersede all provisions of the Original Credit Agreement.

SECTION 1.     THE CREDITS.

     Section 1.1. Revolving Credit. Subject to the terms and conditions hereof, each Lender severally agrees to extend a revolving credit (the "Revolving Credit") to the Company which may be availed of by the Company from time to time during the period from and including the date hereof to but not including the Revolving Credit Termination Date, at which time the commitments of the Lenders to extend credit under the Revolving Credit shall expire. The maximum amount of the Revolving Credit which each Lender agrees at any time to extend to the Company shall be as set forth opposite such Lender's signature hereto under the heading "Revolving Credit Commitment" for the periods specified or as otherwise provided in Section 11.10 hereof, as such amount may be reduced pursuant hereto. The Revolving Credit may be utilized by the Company in the form of Revolving Credit Loans, all as more fully hereinafter set forth, provided that the aggregate principal amount of Revolving Credit Loans outstanding at any one time shall not exceed the Revolving Credit Commitments. During the period from and including the date hereof to but not including the Revolving Credit Termination Date, the Company may use the Revolving Credit Commitments by borrowing, repaying and reborrowing Revolving Credit Loans in whole or in part, all in accordance with the terms and conditions of this Agreement. The obligations of the Lenders hereunder are several and not joint, and no Lender shall under any circumstances be obligated to extend credit under the Revolving Credit in excess of its Revolving Credit Commitment.

     Section 1.2. Revolving Credit Loans. Subject to the terms and conditions hereof, the Revolving Credit may be availed of by the Company in the form of loans (individually a "Revolving Credit Loan" and collectively the "Revolving Credit Loans"). Each Borrowing of Revolving Credit Loans shall be made ratably by the Lenders in accordance with their Percentages of the Revolving Credit Commitments. Each Borrowing of Revolving Credit Loans shall be in an amount of $100,000 or such greater amount which is an integral multiple of $100,000; provided, however, that a Borrowing of Revolving Credit Loans which bears interest with reference to the Adjusted LIBOR shall be in such greater amount as is required by Section 2 hereof. All Revolving Credit Loans made by a Lender shall be made against and evidenced by a single Revolving Credit Note of the Company (individually a "Revolving Credit Note" and collectively the "Revolving Credit Notes") payable to the order of such Lender in the amount of its Revolving Credit Commitment, with each Revolving Credit Note to be in the form (with appropriate insertions) attached hereto as Exhibit
A. Each Revolving Credit Note shall be dated the date of issuance thereof, be expressed to bear interest as set forth in Section 2 hereof, and be expressed to mature on the Revolving Credit Termination Date. Without regard to the principal amount of each Revolving Credit Note stated on its face, the actual principal amount at any time outstanding and owing by the Company on account thereof shall be the sum of all advances then or theretofore made thereon less all payments of principal actually received.

     Section 1.3. Manner and Disbursement of Loans. The Company shall give written or telephonic notice to the Agent (which notice shall be irrevocable once given) by no later than 11:00 a.m. (Chicago time) on the Business Day the Company requests that any Borrowing of Loans be made to it under the Revolving Credit Commitments, and the Agent shall promptly notify each Lender (which notification, if oral, shall be confirmed in writing) of the Agent's receipt of each such notice. Each such notice shall specify the date of the Borrowing of Loans requested (which must be a Business Day), the type of Loan being requested, and the amount of such Borrowing. Each Borrowing of Loans shall initially constitute part of the Domestic Rate Portion except to the extent the Company has otherwise timely elected that such Borrowing, or any part thereof, constitute part of a LIBOR Portion as provided in Section 2 hereof. The Company agrees that the Agent may rely upon any written or telephonic notice given by any person the Agent in good faith believes is an Authorized Representative without the necessity of independent investigation and, in the event any telephonic notice conflicts with any written confirmation, such telephonic notice shall govern if the Agent and the Lenders have acted in reliance thereon. Not later than 1:00 p.m. (Chicago time) on the date specified for any Borrowing of Loans to be made hereunder, each Lender shall make the proceeds of its Loan comprising part of such Borrowing available to the Agent in Chicago, Illinois in immediately available funds. Subject to the provisions of Section 7 hereof, the proceeds of each Loan shall be made available to the Company at the principal office of the Agent in Chicago, Illinois, in immediately available funds, upon receipt by the Agent from each Lender of its Percentage of such Borrowing. Unless the Agent shall have been notified by a lender prior to 1:00 p.m. (Chicago time) on the date a Borrowing is to be made hereunder that such Lender does not intend to make the proceeds of its Loan available to the Agent, the Agent may assume that such Lender has made such proceeds available to the Agent on such date and the Agent may in reliance upon such assumption make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made such amount available to the Company, the Agent shall be entitled to receive such amount from such Lender forthwith upon the Agent's demand, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Company and ending on but excluding the date the Agent recovers such amount at a rate per annum equal to the effective rate charged to the Agent for overnight federal funds transactions with member banks of the federal reserve system for each day as determined by the Agent (or in the case of a day which is not a Business Day, then for the preceding day). If such amount is not received from such Lender by the Agent immediately upon demand, the Company shall, on demand, repay to the Agent the proceeds of such Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a LIBOR Portion, so that the Company will have no liability under Section 2.8 hereof with respect to such payment.

SECTION 2.     INTEREST AND CHANGE IN CIRCUMSTANCES.

     Section 2.1.   Interest Rate Options.

          (a) Portions. Subject to the terms and conditions of this Section 2, portions of the principal indebtedness evidenced by the Notes (all of the indebtedness evidenced by Notes of the same type bearing interest at the same Rate for the same period of time being hereinafter referred to as a "Portion") may, at the option of the Company, bear interest with reference to the Domestic rate (the "Domestic Rate Portion") or with reference to the Adjusted LIBOR ("LIBOR Portions"). Subject to the terms and conditions of this Section 2, the Domestic Rate Portion or LIBOR Portions may be converted from time to time from one basis to the other. All of the indebtedness evidenced by Notes which is not part of a LIBOR Portion shall constitute a single Domestic Rate Portion. All of the indebtedness evidenced by Notes which bears interest with reference to a particular Adjusted LIBOR for a particular Interest Period shall constitute a single LIBOR Portion. There shall not be more than 3 LIBOR Portions applicable to Notes outstanding at any one time. Each Lender shall have a ratable interest in each Portion of the indebtedness evidenced by the Notes based on its Percentage thereof. Anything contained herein to the contrary notwithstanding, the obligation of the Lenders to create or effect by conversion any LIBOR Portion shall be conditioned upon the fact that at the time no Default or Event of Default shall have occurred and be continuing. The Company hereby promises to pay interest on each Portion at the rates and times specified in this
Section 2.

          (b) Domestic Rate Portion. Each Domestic Rate Portion shall bear interest at the rate per annum determined by adding 1/4 of 1% to the Domestic Rate as in effect from time to time, provided that if a Domestic Rate Portion or any part thereof is not paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest, whether before or after judgment, until payment in full thereof at the rate per annum determined by adding 2-1/4% to the interest rate which would otherwise be applicable thereto from time to time. Interest on each Domestic Rate Portion shall be payable quarterly in arrears on the last day of each March, June, September and December in each year and at maturity of the Notes, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. Any change in the interest rate on the Domestic Rate Portions resulting from a change in the Domestic Rate shall be effective on the date of the relevant change in the Domestic Rate.

          (c) LIBOR Portions. Each LIBOR Portion shall bear interest for each Interest Period selected therefor at a rate per annum determined by adding 3% to the Adjusted LIBOR for such Interest Period, provided that if any LIBOR Portion is not paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest, whether before or after judgment, until payment in full thereof through the end of the Interest Period then applicable thereto at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto, and effective at the end of such Interest Period such LIBOR Portion shall automatically be converted into and added to the applicable Domestic Rate Portion and shall thereafter bear interest at the interest rate applicable to such Domestic Rate Portion after default. Interest on each LIBOR Portion shall be due and payable quarterly in arrears on the last day of each March, June, September and December in each year and at maturity of the Notes (regardless of the duration of the relevant Interest Period), and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. The Company shall notify the Agent on or before 11:00 a.m. (Chicago time) on the third Business Day preceding the end of an Interest Period applicable to a LIBOR Portion whether such LIBOR Portion is to continue as a LIBOR Portion, in which event the Company shall notify the Agent of the new Interest Period selected therefor, and in the event the Company shall fail to so notify the Agent, such LIBOR Portion shall automatically be converted into and added to the applicable Domestic Rate Portion as of and on the last day of such Interest Period. The Agent shall promptly notify each Lender of each notice received from the Company pursuant to the foregoing provision.

     Section 2.2. Minimum LIBOR Portions. Each LIBOR Portion shall be in an amount equal to $500,000 or such greater amount which is an integral multiple of $100,000.

     Section 2.3. Computation of Interest. All interest on the Notes shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

     Section 2.4. Manner of Rate Selection.

          (a) LIBOR Portions. The Company shall notify the Agent by 11:00 a.m. (Chicago time) at least three Business Days prior to the date upon which the Company requests that any LIBOR Portion be created or that any part of the Domestic Rate Portion be converted into a LIBOR Portion (each such notice to specify in each instance the amount thereof and the Interest Period selected therefor), and the Agent shall promptly notify each Lender of each notice received from the Company pursuant to the foregoing provision. If any request is made to convert a LIBOR Portion into a Domestic Rate Portion, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto.

          (b) All requests for the creation, continuance and conversion of Portions under this Agreement shall be irrevocable. Such requests may be written or oral and the Agent is hereby authorized to honor telephonic requests for creations, continuances and conversions received by it from any person the Agent in good faith believes to be an Authorized Representative without the necessity of independent investigation.

     Section 2.5. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time any Lender shall determine that any change in applicable laws, treaties or regulations or in the interpretation thereof makes it unlawful for such Lender to create or continue to maintain any LIBOR Portion, it shall promptly so notify the Agent (which shall in turn promptly notify the Company and the other Lenders) and the obligation of such Lender to create, continue or maintain any such LIBOR Portion under this Agreement shall terminate until it is no longer unlawful for such Lender to create, continue or maintain such LIBOR Portion. The Company, on demand, shall, if the continued maintenance of any such LIBOR Portion is unlawful, thereupon prepay the outstanding principal amount of the affected LIBOR Portion, together with all interest accrued thereon and all other amounts payable to affected Lender with respect thereto under this Agreement; provided, however, that the Company may elect to convert the principal amount of the affected LIBOR Portion into another type of Portion available hereunder, subject to the terms and conditions of this Agreement.

     Section 2.6. Unavailability of Deposits or Inability to Ascertain Adjusted LIBOR. Notwithstanding any other provision of this Agreement or any Note, if prior to the commencement of any Interest Period, the Required Lenders shall determine that deposits in the amount of any LIBOR Portion scheduled to be outstanding during such Interest Period are not readily available to such Lenders in the relevant market or, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR, then such Lenders shall promptly give notice thereof to the Agent (which shall in turn promptly notify the Company and the other Lenders) and the obligations of the Lenders to create, continue or effect by conversion any such LIBOR Portion in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by the Company shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining Adjusted LIBOR.

     Section 2.7. Taxes and Increased Costs. With respect to any LIBOR Portion, if any Lender shall determine that any change in any applicable law treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such Lender or its lending branch or the LIBOR Portions contemplated by this Agreement (whether or not having the force of law), shall:

               (i) impose, increase, or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, such Lender which is not in any instance already accounted for in computing the interest rate applicable to such LIBOR Portion:

          (ii) subject such Lender, any LIBOR Portion or a Note to the extent it evidences any LIBOR Portion to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement, any LIBOR Portion or a Note to the extent it evidences any LIBOR Portion, except such taxes as may be measured by the overall net income or gross receipts of such Lender or its lending branches and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which such Lender's principal executive office or its lending branch is located;

         (iii) change the basis of taxation of payments of principal and interest due from the Company to such Lender hereunder or under a Note to the extent it evidences any LIBOR Portion (other than by a change in taxation of the overall net income or gross receipts of such Lender or its lending branches); or

          (iv) impose on such Lender any penalty with respect to the foregoing or any other condition regarding this Agreement, any LIBOR Portion, or a Note to the extent it evidences any LIBOR Portion;

and such Lender shall determine that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Lender of creating or maintaining any LIBOR Portion hereunder or to reduce the amount of principal or interest received or receivable by such Lender (without benefit of, or credit for, any prorations, exemption, credits or other offsets available under any such laws, treaties, regulations, guidelines or interpretations thereof), then the Company shall pay on demand to the Agent for the account of such Lender from time to time as specified by such Lender such additional amounts as such Lender shall in good faith reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount. If a Lender makes such a claim for compensation, it shall provide to the Company (with a copy to the Agent) a certificate setting forth the computation of the increased cost or reduced amount as a result of any event mentioned herein in reasonable detail and such certificate shall be conclusive if reasonably determined in good faith.

     Section 2.8. Funding Indemnity. (a) In the event any Lender shall incur any loss, cost or expense (including, without limitation, any loss (including loss of profit), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted to be acquired by such Lender to fund or maintain its part of any LIBOR Portion or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to such Lender) as a result of:

          (i) any payment of a LIBOR Portion on a date other than the last day of the then applicable Interest Period for any reason, whether before or after default, and whether or not such payment is required by any provisions of this Agreement; or

         (ii) any failure by the Company to create, borrow, continue or effect by conversion a LIBOR Portion on the date specified in a notice given pursuant to this Agreement;

then, upon the demand of such Lender, the Company shall pay to the Lender such amount as will reimburse such Lender for such loss, cost or expense.

     (b) If a Lender requests such reimbursement under this Section 2.8, it shall provide to the Company (with a copy to the Agent) a certificate setting forth the computation of the loss, cost or expense giving rise to the request for reimbursement in reasonable detail and such certificate shall be conclusive if reasonably determined.

     Section 2.9. Lending Branch. Each Lender may, at its option, elect to make, fund or maintain its pro rata share of the Loans hereunder at the branches or offices specified on the signature pages hereof or on any Assignment Agreement executed and delivered pursuant to Section 11.10 hereof or at such of its branches or offices as such Lender may from time to time elect.

     Section 2.10. Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Notes in any manner it sees fit, it being understood, however, that for purposes of this Agreement all determinations hereunder with respect to LIBOR Portions (including, without limitation, determinations under Sections 2.6, 2.7 and 2.8 hereof) shall be made as if each Lender had actually funded and maintained each LIBOR Portion during each Interest Period applicable thereto through the purchase of deposits in the relevant market in the amount of its Percentage of such LIBOR Portion, having a maturity corresponding to such Interest Period, and bearing an interest rate equal to the LIBOR for such Interest Period.

SECTION 3. FEES, PREPAYMENTS, TERMINATIONS, APPLICATIONS AND EXTENSIONS.

     Section 3.1. Prepayment. (a) Voluntary. The Company shall have the privilege of prepaying the Revolving Credit Loans in whole or in part (but if in part, then (i) if such Loans constitute part of the Domestic Rate Portion, in an amount not less than $100,000, (ii) if such Loans constitute part of a LIBOR Portion, in an amount not less than $500,000 and (iii) in each case, in an amount such that the minimum amount required for a Borrowing of Revolving Credit Loans, for a LIBOR Portion of the relevant Loans, pursuant to Sections 1.2 and
2.2 hereof remains outstanding) at any time upon 1 Business Day prior notice to the Agent (such notice if received subsequent to 11:00 a.m. (Chicago time) on a given day to be treated as though received at the opening of business on the next Business Day), which shall promptly so notify the Lenders, by paying to the Agent for the account of the Lenders the principal amount to be prepaid and (i) if such a prepayment prepays the

Revolving Credit Notes in full and is accompanied by the termination in whole of the Revolving Credit Commitments, accrued interest thereon to the date of prepayment, and (ii) any amounts due to the Lenders under Section 2.8 hereof.

     (b) Mandatory. In the event that the aggregate principal amount of the Notes should at any time and for any reason (whether as a result of reductions in the Revolving Credit Commitments or otherwise) exceed the aggregate amount of the Revolving Credit Commitments as then in effect, the Company shall immediately and without notice or demand pay over the amount of the excess to the Agent as and for a mandatory prepayment of the Notes, together with any amounts due to the Lenders under Section 2.8 hereof.

     Section 3.2. Voluntary Terminations. The Company shall have the right at any time and from time to time, upon 1 Business Day prior written notice to the Agent (which shall promptly so notify the Lenders, which notification, if oral, shall be confirmed in writing), to ratably terminate without premium or penalty and in whole or in part (but if in part, then in an aggregate amount not less than $1,000,000 or such greater amount which is an integral multiple of $1,000,000) the Revolving Credit Commitments, provided that the Revolving Credit Commitments may not be reduced to an amount less than the aggregate principal amount of the Revolving Credit Loans then outstanding. Any termination of the Revolving Credit Commitments pursuant to this Section may not be reinstated.

     Section 3.3. Place and Application of Payments. All payments of principal, interest, fees and all other Obligations payable hereunder and under the other Loan Documents shall be made to the Agent at its office at 111 West Monroe Street, Chicago, Illinois (or at such other place as the Agent may specify) on the date any such payment is due and payable. Payments received by the Agent after 12:00 noon (Chicago time) shall be deemed received as of the opening of business on the next Business Day. All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without set-off or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions and conditions of any nature imposed by any government or any political subdivision or taxing authority thereof (but excluding any taxes imposed on or measured by the net income of any Lender). Except as herein provided, all payments shall be received by the Agent for the ratable account of the Lenders and shall be promptly distributed by the Agent ratably to the Lenders. Unless the Company otherwise directs, principal payments of the Notes shall be first applied to the Domestic Rate Portion until payment in full thereof, with any balance applied to the relevant LIBOR Portions in the order in which their Interest Periods expire.

     Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by the Agent or any of the Lenders after the occurrence and during the continuation of an Event of Default shall be remitted to the Agent and distributed as follows:

          (a) first, to the payment of any outstanding costs and expenses incurred by the Agent in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral or by the Agent in protecting, preserving or enforcing rights under the Loan Documents, and in any event all costs and expenses of a character which the Company has agreed to pay to the Agent under Section
     11.5 hereof (such funds to be retained by the Agent for its own account unless the Agent has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Agent):

          (b) second, to the payment of any outstanding interest or other fees due under the Notes and the other Loan Documents, in each case other than for principal, ratably as among the Agent and the Lenders in accord with the amount of such interest and other fees or amounts owing each:

          (c) third, to the payment of the principal of the Notes ratably among the Lenders in accordance with the then respective aggregate unpaid principal balances of their Loans:

          (d) fourth, to the Agent and the Lenders ratably in accordance with the amounts of any other indebtedness, obligations or liabilities of the Company owing to each of them and secured by the Loan Documents unless and until all such indebtedness, obligations and liabilities have been fully paid and satisfied; and

          (e) fifth, to the Company or whoever else may be lawfully entitled thereto.

     Section 3.4. Notations. Each Loan made against a Note, the status of all amounts evidenced by a Note as constituting part of the Domestic Rate Portion or a LIBOR Portion, and, in the case of any LIBOR Portion, the rates of interest and Interest Periods applicable to such Portions shall be recorded by the relevant Lender on its books and records or, at its option in any instance, endorsed on a schedule to its Note and the unpaid principal balance and status, rates and Interest Periods so recorded or endorsed by such Lender shall be prima facie evidence in any court or other proceeding brought to enforce such Note of the principal amount remaining unpaid thereon, the status of the Loan or Loans evidenced thereby and the interest rates and Interest Periods applicable thereto; provided that the failure of a Lender to record any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay the principal amount of each Note together with accrued interest thereon. Prior to any negotiation of a Note, a Lender shall record on a schedule thereto the status of all amounts evidenced thereby as constituting part of the Domestic Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the rates of interest and the Interest Periods applicable thereto.

     Section 3.5. Extension of the Revolving Credit Termination Date. No sooner than 120 days and no later than 60 days prior to the first anniversary date hereof, the Company may request in a written notice to the Agent that the scheduled Revolving Credit Termination Date then in effect be extended for one
(1) year. The Agent will promptly inform the Lenders in writing of such request and each Lender shall notify the Agent in writing within 30 days of receipt of such notice whether it agrees to such extension. In the event that any Lender shall fail to so notify the Agent whether it agrees to such extension, such Lender shall be deemed to have refused to grant the requested extension. Upon receipt by the Agent of the consent of all the Lenders, the Company and the Lenders shall enter into such documents as the Agent may deem necessary or appropriate to reflect such extension and to assure that all extensions of credit hereunder as so extended are secured by the Collateral Documents and covered by the Guaranty.

SECTION 4.     COLLATERAL AND GUARANTY.

     Section 4.1. Collateral. The payment and performance of the Obligations shall at all times be secured by all of the issued and outstanding capital stock (except for directors' qualifying shares as required by law) of each Banking Subsidiary pursuant to that certain Pledge and Security Agreement dated as of September 23, 1996, from the Company to the Agent for the benefit of the Lenders, as the same may be amended, modified or restated from time to time (the "Pledge and Security Agreement"; and the Pledge and Security Agreement, and all other instruments and documents as shall from time to time secure any Obligations, being hereinafter referred to as the "Collateral Documents"). The Company agrees that it shall comply with all terms and conditions of each of the Collateral Documents and that it shall, at any time and from time to time as requested by the Agent or Required Lenders, execute and deliver such further documents and do such acts as the Agent or Required Lenders may deem necessary or desirable to provide for or protect or perfect the Lien of the Agent and the Lenders in the Collateral.

     Section 4.2. Guaranty. The payment and performance of the Obligations shall at all times be guarantied by Douglas T. Breeden (the "Guarantor") pursuant to that certain Guaranty Agreement dated as of September 23, 1996, from the Guarantor to the Agent for the benefit of the Lenders, as the same may be amended, modified or restated from time to time (the "Guaranty").

SECTION 5.     DEFINITIONS; INTERPRETATION.

     Section 5.1. Definitions. The following terms when used herein shall have the following meanings:

          "Adjusted LIBOR" means a rate per annum determined by the Agent in accordance with the following formula:

                          Adjusted LIBOR =         LIBOR
                                          -----------------------
                                          100%-Reserve Percentage

"Reserve Percentage" means, for the purpose of computing Adjusted LIBOR, the maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental or other special reserves) imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation
D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments to such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Portions shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D. "LIBOR" means, for each Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Agent at 11:00 a.m. (London, England time) 2 Business Days before the beginning of such Interest Period by 3 or more major banks in the interbank eurodollar market selected by the Agent for a period equal to such Interest Period and in an amount equal or comparable to the applicable LIBOR Portion scheduled to be outstanding from the Agent during such Interest Period. "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the date 2 Business Days before the commencement of such Interest Period. "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Banker's Association Interest Settlement Rates for U.S. Dollar deposits). Each determination of LIBOR made by the Agent shall be conclusive and binding on the Company and the Lenders absent manifest error.

         "Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

         "Agent" means Harris Trust and Savings Bank and any successor thereto appointed pursuant to Section 10.1 hereof.

         "Agreement" means this Credit Agreement, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

         "Assignment Agreements" is defined in Section 11.10 hereof.

         "Authorized Representative" means those persons shown on the list of officers provided by the Company pursuant to Section 7.2(a) hereof or on any update of any such list provided by the Company to the Agent, or any further or different officer of the Company so named by any Authorized Representative of the Company in a written notice to the Agent.

     "Banking Subsidiary" means any Subsidiary of the Company which is a bank or thrift organized under the laws of the United States of America or any state thereof.

     "Borrowing" means the total of Loans of a single type made to the Company by all the Lenders on a single date, and if such Loans are to be part of a LIBOR Portion, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders according to their Percentages of the Revolving Credit Commitments.

     "Business Day" means any day other than a Saturday or Sunday on which banks are not authorized or required to close in Chicago, Illinois and, when used with respect to LIBOR Portions, a day on which banks are also dealing in United States Dollar deposits in London, England and Nassau, Bahamas.

     "Capital Lease" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

     "Capitalized Lease Obligation" means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease determined in accordance with GAAP.

     "Change of Management Event" means Craig J. Cerny, at any time and for any reason, ceases to be actively involved in the management of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

     "Collateral" means all properties, rights, interests and privileges from time to time subject to the Liens granted to the Agent for the benefit of the Lenders pursuant to the Collateral Documents.

     "Collateral Documents" is defined in Section 4.1 hereof.

     "Commitments" means the Revolving Credit Commitments.

     "Company" is defined in the introductory paragraph hereof.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

     "Domestic Rate" means, for any day, the rate of interest announced by the Agent from time to time as its prime commercial rate, as in effect on such day (it being understood and agreed that such rate may not be the Agent's best or lowest rate).

     "Domestic Rate Portion" is defined in Section 2.1(a) hereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

     "Event of Default" means any event or condition identified as such in
Section 9.1 hereof.

     "GAAP" means generally accepted accounting principles as in effect from time to time, applied by the Company and its Subsidiaries on a basis consistent with the preparation of the Company's most recent financial statements furnished to the Lenders pursuant to Section 6.5 hereof.

     "Guarantor" is defined in Section 4.2 hereof.

     "Guaranty" is defined in Section 4.2 hereof.

     "Indebtedness for Borrowed Money" means for any Person (without duplication) (i) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (ii) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iii) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (iv) all Capitalized Lease Obligations of such Person, (v) all Contingent Obligations of such Person, (vi) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money, and (vii) Permitted Banking Subsidiary Indebtedness of such Person.

     "Interest Period" means, with respect to any LIBOR Portion, the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such LIBOR Portion and ending 1, 2, 3 or 6 months thereafter as selected by the Company in its notice as provided herein; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

          (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) no Interest Period may extend beyond the Revolving Credit Termination Date;

          (iii) the interest rate to be applicable to each Portion for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof; and

          (iv) no Interest Period may be selected if after giving effect thereto the Company will be unable to make a principal payment scheduled to be made during such Interest Period without paying part of a LIBOR Portion on a date other than the last day of the Interest Period applicable thereto.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

     "Lenders" means Harris Trust and Savings Bank, the other signatories hereto (other than the Company) and all other lenders becoming parties hereto pursuant to Section 11.10 hereof.

     "LIBOR Portions" is defined in Section 2.1(a) hereof.

     "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

     "Loan Documents" means this Agreement, the Notes, the Collateral Documents, the Guaranty, the Assignment Agreements and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

     "Loans" means the Revolving Credit Loans.

     "Loan to Value Ratio" is defined in Section 8.9 hereof.

     "Los Padres" means Los Padres Savings Bank, F.S.B., a federally chartered savings bank.

     "Margin Debt" means debt incurred by the Company from time to time secured by marketable equity securities.

     "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations or business prospects of the Company and its Subsidiaries taken as a whole or of any Banking Subsidiary individually, (ii) the ability of the Company to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

     "Mortgage Derivatives" means IOs (interest only), POs (principal only) mortgage securities and residuals or collateralized mortgage obligations defined as high-risk mortgage securities by the Federal Financial Institutions Examination Council (FFIEC), provided, however, that in no event shall the foregoing include fixed and floating CMO Bonds that fail the FFIEC Test due to higher average life volatility, initial average life or price sensitivity.

     "Net Worth" means, with reference to any Person at any time the same is to be determined, the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock, but excluding any minority interests in subsidiaries) which would appear on the balance sheet of such Person determined in accordance with GAAP or, when such term is used with respect to the Loan to Value Ratio of a Banking Subsidiary, regulatory accounting principles of the applicable bank or thrift regulatory authority.

     "Non-Performing Assets" means with reference to any Person, as of any time the same is to be determined, the sum of all non-performing assets of such Person as determined in accordance with regulatory accounting principles applicable to such Person, but in any event including, without limitation, (i) loans or other extensions of credit on which any payment (whether principal or interest or otherwise) is not made within 90 days of its original due date, (ii) loans which have been placed on a non-accrual basis and (iii) property acquired by repossession or foreclosure and, without duplication, property acquired pursuant to in-substance foreclosure.

     "Notes" means the Revolving Credit Notes.

     "Obligations" means all obligations of the Company to pay principal and interest on the Loans, all fees and charges payable hereunder, and all other payment obligations of the Company arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

     "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

     "Percentage" means, for each Lender, the percentage of the aggregate Commitments represented by such Lender's Commitment or, if the relevant Commitments have been terminated, the percentage held by such Lender of the aggregate principal amount of the relevant outstanding Obligations.

     "Permitted Banking Subsidiary Indebtedness" means obligations incurred by any Banking Subsidiary in the ordinary course of business in such circumstances as may be incidental or usual in carrying on the banking or trust business of a bank, thrift or trust company incurred in accordance with applicable laws and regulations and safe and sound banking practices including, without limitation, deposit accounts, repurchase agreements, dollar rolls, and other borrowings arising in the ordinary course of business.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

     "Plan" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group, or (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "Portion" is defined in Section 2.1(a) hereof.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Required Lenders" means, as of the date of determinations thereof, those Lenders holding at least 75% of the Commitments or, in the event that no Commitments are outstanding hereunder, holding at least 75% in aggregate principal amount of the Loans outstanding hereunder.

     "Revolving Credit" is defined in Section 1.1 hereof.

     "Revolving Credit Commitments" means that commitments of the Lenders to extend credit under the Revolving Credit in the amounts for the applicable period set forth opposite their signatures hereto under the heading "Revolving Credit Commitment" and opposite their signatures on Assignment Agreements delivered pursuant to Section 11.10 hereof under the heading "Revolving Credit Commitment", as such amounts may be reduced pursuant hereto.

     "Revolving Credit Loan" is defined in Section 1.2 hereof.

     "Revolving Credit Note" is defined in Section 1.2 hereof.

     "Revolving Credit Termination Date" means September 23, 2000, as such date may be extended pursuant to Section 3.5 hereof, or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 3.2, 9.2 and 9.3 hereof.

     "Stock Ownership Event" means any time when less than 106,575 shares of the issued and outstanding capital stock of the Company having the power to vote (or such greater number representing the sum of such shares plus all additional shares of voting stock issued in connection with any stock split, stock dividend or any other distribution of voting stock relating to such original shares or any such additional shares) ceases at any time and for any reason to be beneficially owned by Craig J. Cerny, William Ross and Douglas T. Breeden.

     "Subsidiary" means any corporation or other Person more than 50% of the outstanding ordinary voting shares or other equity interests of which is at the time directly or indirectly owned by the Company, by one or more of its Subsidiaries, or by the Company and one of more of its Subsidiaries.

     "Tier I Leverage Ratio" of any Banking Subsidiary means, at any time, the ratio of regulatory "core" capital (Tier I) to total assets, all as defined and determined from time to time by the bank or thrift regulatory authority having jurisdiction over the applicable Banking Subsidiary.

     "Tier I Risk Based Capital Ratio" of any Banking Subsidiary means the ratio of regulatory "core" capital (Tier I) to risk-weighted assets and the credit equivalent amount of off-balance sheet items, all as defined and determined from time to time by the bank or thrift regulatory authority having jurisdiction over the applicable Banking Subsidiary.

     "Total Risk Based Capital Ratio" of any Banking Subsidiary means, at any time, the ratio of regulatory "core" capital (Tier I) and supplementary capital elements (Tier II) to risk-weighted assets and the credit-equivalent amount of off-balance sheet items, all as defined and determined from time to time by the bank or thrift regulatory authority having jurisdiction over the applicable Banking Subsidiary.

     "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

     "Welfare Plan" means a "welfare plan" as defined in Section 3(I) of ERISA.

     "Wholly-Owned Subsidiary" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by the Company and/or one or more Wholly-Owned Subsidiaries within the meaning of this definition.

     Section 5.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

SECTION 6.  REPRESENTATIONS AND WARRANTIES.

     The Company represents and warrants to the Agent and the Lenders as follows:

     Section 6.1. Organization and Qualification. The Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware, has full and adequate corporate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction where the failure to do so is reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is a savings and loan holding company and, as such, the Company has received all necessary approvals from, and has filed all necessary reports with, all applicable federal and state regulatory authorities.

     Section 6.2. Subsidiaries. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction where the failure to do so is reasonably likely to have a Material Adverse Effect.
Schedule 6.2 hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 6.2 as owned by the Company or a Subsidiary are owned, beneficially and of record, by the Company or such Subsidiary free and clear of all Liens. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.

     Section 6.3. Corporate Authority and Validity of Obligations. The Company has full right and authority to enter into this Agreement and the other Loan Documents, to make the borrowings herein provided for, to issue its Notes in evidence thereof, and to perform all of its obligations hereunder and under the other Loan Documents. The Loan Documents delivered by the Company have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by the Company of any of the matters and things herein or therein provided for, contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Company or any provision of the charter, articles of incorporation or by-laws of the Company or any covenant, indenture or agreement of or affecting the Company or any of its Properties, or result in the creation or imposition of any Lien on any Property of the Company.

     Section 6.4. Use of Proceeds; Margin Stock. The Company shall use the proceeds of the Revolving Credit Loans made available hereunder for equity contributions to Los Padres and to pay debt service of the Company in the ordinary course of business. No part of the proceeds of any Revolving Credit Loan made hereunder will be used to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Margin stock (as defined above) constitutes less than 25% of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

     Section 6.5. Financial Reports. The unaudited interim consolidated balance sheet of the Company and its Subsidiaries as at June 30, 1997, and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the six (6) months then ended, heretofore furnished to the Lenders, fairly present the consolidated financial condition of the Company and its Subsidiaries as at said date and the consolidated results of their operations and cash flows for the period then ended in conformity with generally accepted accounting principles applied on a consistent basis. Neither the Company nor any Subsidiary has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 8.5 hereof.

     Section 6.6. No Material Adverse Change. Since June 30, 1997, there has been no change in the condition (financial or otherwise) or business prospects of the Company or any Subsidiary which is reasonably likely to have a Material Adverse Effect.

     Section 6.7. Full Disclosure. The written statements and information furnished to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Lenders acknowledging that as to any projections furnished to Lenders, the

Company only represents that the same were prepared on the basis of information and estimates the Company believed to be reasonable.

     Section 6.8. Good Title. The Company and its Subsidiaries each have good and defensible title to all material portions of their assets as reflected on the most recent consolidated balance sheet of the Company and its Subsidiaries furnished to the Lenders and, in the case of assets consisting of stock or other equity interests in Subsidiaries, subject to no Liens.

     Section 6.9. Litigation and Other Controversies. There is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of the Company threatened, against the Company or any Subsidiary which if adversely determined is reasonably likely to have a Material Adverse Effect.

     Section 6.10. Taxes. All tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary or upon any of their respective Properties, income or franchises, which are shown to be due and payable in such returns, have been paid, except such taxes, assessments, fees and governmental charges, if any, as are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest. The Company does not know of any proposed additional tax assessment against it or its Subsidiaries for which adequate provision in accordance with GAAP has not been made on its accounts. Adequate provisions in accordance with GAAP for taxes on the books of the Company and each Subsidiary have been made for all open years, and for its current fiscal period.

     Section 6.11. Approvals. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Company or any other Person, is or will be necessary to the valid execution, delivery or performance by the Company of this Agreement or any other Loan Document.

     Section 6.12.  Affiliate Transactions. Except as disclosed on Schedule
6.12 hereto, neither the Company nor any Subsidiary is a party to any contracts or agreements with any of its Affiliates on terms and conditions which are less favorable to the Company or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

     Section 6.13. Investment Company: Public Utility Holding Company. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 6.14. ERISA. The Company and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Company nor any Subsidiary has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

     Section 6.15. Compliance with Laws. The Company and each of its Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Properties or business operations, non-compliance with which is reasonably likely to have a Material Adverse Effect. Neither the Company (or any of its directors or officers) nor any Banking Subsidiary (or any of its directors or officers) is a party to, or subject to, any agreement with, or directive or order issued by, any federal or state bank or thrift regulatory authority which imposes restrictions or requirements on it which are not generally applicable to banks or thrifts, or their holding companies; and no action or administrative proceeding is pending or, to the Company's knowledge, threatened against the Company or any Banking Subsidiary or any of their directors or officers which seeks to impose any such restriction or requirement. Neither the Company nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action is reasonably likely to have a Material Adverse Effect.

     Section 6.16. Other Agreements. Neither the Company nor any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting the Company, any Subsidiary or any of their Properties, which default if uncured is reasonably likely to have a Material Adverse Effect.

     Section 6.17. No Default. No Default or Event of Default has occurred and is continuing.

SECTION 7.     CONDITIONS PRECEDENT.

     The obligation of the Lenders to make any Loan under this Agreement is subject to the following conditions precedent:

     Section 7.1. All Advances. As of the time of the making of each extension of credit (including the initial extension of credit) hereunder:

          (a) each of the representations and warranties set forth in Section 6 hereof and in the other Loan Documents shall be true and correct as of such time, except to the extent the same expressly relate to an earlier date;

          (b) the Company shall be in full compliance with all of the terms and conditions of this Agreement and of the other Loan Documents, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of making such extension of credit.

          (c) after giving effect to such extension of credit the aggregate principal amount of all Revolving Credit Loans outstanding under this Agreement shall not exceed the Revolving Credit Commitments then in effect; and

          (d) such extension of credit shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Agent or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

The Company's request for any Loan shall constitute its warranty as to the facts specified in subsections (a) through (d), both inclusive, above.

     Section 7.2.   Initial Advance.   At or prior to the making of the initial
extension of credit hereunder, the following conditions precedent shall also have been satisfied:

          (a) the Agent shall have received the following for the account of the Lenders (each to the properly executed and completed) and the same shall have been approved as to form and substance by the Agent:

               (i)       the Notes;

               (ii) an amendment to the Pledge and Security Agreement duly executed by the Company;

               (iii) an amendment to the Guaranty duly executed by the Guarantor;

               (iv) copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Agreement and the other Loan Documents to the extent the Agent or its counsel may reasonably request; and

               (v) an incumbency certificate containing the name, title and genuine signatures of each of the Company's Authorized Representatives;

          (b) legal matters incident to the execution and delivery of this Agreement and the other Loan Documents and to the transactions contemplated hereby shall be satisfactory to each Lender and its counsel; and the Agent shall have received for the account of the Lenders the favorable written opinion of counsel for the Company and the Guarantor as to the matters set forth on Exhibit C hereto in form and substance satisfactory to the Lender and its counsel;

          (c) the Agent shall have received for the account of the Lenders certificates as to the status of the Company and Los Padres (dated as of the date no earlier than 30 days prior to the date hereof) from the office of the secretary of state of the state of its incorporation and each state in which it is qualified to do business as a foreign corporation indicating each such Person is existing and is in good standing (or words of like import) in each such jurisdiction; and

          (d) the Agent shall have received for the account of the Lenders such other agreements, instruments, documents, certificates and opinions as the Agent or the Lenders may reasonably request.

     Upon the effectiveness of this Agreement, each Lender shall promptly return to the Company the promissory note, if any, issued to that Lender under the Original Credit Agreement which is being replaced by the Notes contemplated by this Agreement.

     Section 7.3. Loan by New Lender. If upon this Agreement becoming effective there are Loans outstanding under this Agreement, then in the event anything contained herein to the contrary notwithstanding, substantially concurrent with this Agreement becoming effective there shall be such nonratable borrowings and repayments under this Agreement, so that, after giving effect thereto, the Loans outstanding under this Agreement are held by each of the Lenders in accordance with their Percentages; provided, however, that if there are LIBOR Portions outstanding on such date which, if prepaid, would require the Company to make a payment under Section 2.8 hereof, then in that event and to that extent the Company may defer such adjusting refunding borrowings until the end of the Interest Period applicable to such LIBOR Portions and all LIBOR Loans made and repaid during such deferral period shall be allocated in accordance with each Lender's Percentage. The parties hereto understand and acknowledge and agree that the Percentage of the New Lender's Revolving Credit Commitments in use in the form of LIBOR Portions may, upon the effectiveness of this Amendment, be less than the percentage of the other Lenders' Revolving Credit Commitments in use in the form of LIBOR Portions.

SECTION 8.     COVENANTS.

     The Company agrees that, so long as any credit is available to or in use by the Company hereunder, except to the extent compliance in any case or cases is waived in writing by the Required Lenders:

     Section 8.1. Maintenance of Business. The Company shall, and shall cause each Subsidiary to, preserve and maintain its existence. The Company shall, and shall cause each Subsidiary to, preserve and keep in force and effect all licenses, permits and franchises necessary to the proper conduct of its business.

     Section 8.2. Maintenance of Properties. The Company shall maintain, preserve and keep its property, plant and equipment in good repair, working order and condition (ordinary wear and tear excepted) and shall from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, and shall cause each Subsidiary to do so in respect of Property owned or used by it; provided, however, that nothing in this Section shall prevent (a) the Company or any Subsidiary (other than a Banking Subsidiary) from discontinuing the operation and maintenance of any of its properties if such discontinuation is, in the judgment of the Company, desirable in the conduct of its business and is not disadvantageous in any material respect to the Lenders or (b) any Banking Subsidiary from selling property acquired by repossession or foreclosure, closing or selling a branch office if such sale, closing or sale is, in the judgment of the Company, desirable in the conduct of its business and is not disadvantageous in any material respect to the Lenders.

     Section 8.3. Taxes and Assessments. The Company shall duly pay and discharge, and shall cause each Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against it or its Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.


     Section 8.4. Insurance. The Company shall insure and keep insured, and shall cause each Subsidiary to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Company shall insure, and shall cause each Subsidiary to insure, such other hazards and risks (including employers' and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Company shall upon request furnish to the Agent and each Lender a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

     Section 8.5. Financial Reports. The Company shall, and shall cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Agent and each Lender and their duly authorized representatives, such information respecting the business and financial condition of the Company and its Subsidiaries (including non-financial information and examination reports and supervisory letters to the extent permitted by applicable regulatory authorities) as the Agent or such Lender may reasonably request; and without any request, shall furnish to the Lenders:

          (a) as soon as available, and in any event within 60 days after the close of each fiscal quarter of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the last day of such period and the consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the quarter and the fiscal year-to date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Company in accordance with GAAP (subject to year-end audit adjustments and the absence of footnote disclosures) and certified to by the President or chief financial officer of the Company;

          (b) as soon as available, and in any event within 105 days after the close of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal year and the consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such fiscal year, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Deloitte & Touche or another firm of independent public accountants of recognized national standing, selected by the Company and satisfactory to the Required Lenders, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Company and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

          (c) as soon as available, and in any event within 45 days after the close of each fiscal quarter of each Banking Subsidiary, all call reports and other financial statements required to be delivered by such Banking Subsidiary to any governmental authority or authorities having jurisdiction over such Banking Subsidiary and all schedules thereto;

          (d) promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of the Company's or any Subsidiary's operations and financial affairs given to it by its independent public accountants;

          (e) promptly upon the furnishing thereof to the shareholders of the Company, copies of all financial statements, reports and proxy statements so furnished;

          (f) promptly upon the receipt or execution thereof, (i) notice by the Company or any Banking Subsidiary that (1) it has received a request or directive from any federal or state regulatory agency which requires it to submit a capital maintenance or restoration plan or restricts the payment of dividends by any Banking Subsidiary to the Company or (2) it has submitted a capital maintenance or restoration plan to any federal or state regulatory agency or has entered into a memorandum or agreement with any such agency, including, without limitation, any agreement which restricts the payment of dividends by any Banking Subsidiary to the Company or otherwise imposes restrictions or requirements on it which are not generally applicable to banks or thrifts or their holding companies, and
     (ii) copies of any such plan, memorandum, or agreement, unless disclosure is prohibited by applicable law or regulation or by the terms thereof and, after the Company or such Banking Subsidiary has in good faith attempted to obtain the consent of such regulatory agency, such agency will not consent to the disclosure of such plan, memorandum, or agreement to the Lenders;

          (g) prompt written notice of a Change of Management Event or Stock Ownership Event; and

          (h) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Company, written notice of any threatened or pending litigation or governmental proceeding or labor controversy against the Company or any Subsidiary which, if adversely determined, is reasonably likely to have a Material Adverse Effect or of the occurrence of any Default or Event of Default hereunder.

Each of the financial statements furnished to the Lenders pursuant to subsections (a) and (b) of this Section shall be accompanied by a written certificate in the form attached hereto as Exhibit B signed by the President or chief financial officer of the Company to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Company to remedy the same, such certificate to also set forth the calculations supporting such statements in respect of Sections 8.7 through 8.10 hereof.

     Section 8.6.   Inspection.    The Company shall, and shall cause each
Subsidiary to, permit the Agent and any Lender and their duly authorized representatives and agents to visit and inspect any of the Properties, corporate books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Company hereby authorizes such accountants to discuss with the Agent and any Lender the finances and affairs of the Company and of each Subsidiary) at such reasonable times and reasonable intervals as the Agent or any such Lender may designate; provided, however, that neither the Company nor any Subsidiary shall be required to make available to the Agent or any Lender any customer lists or other proprietary information unless such information is required by the Agent or such Lender to determine the financial condition of the Company or any Subsidiary or to determine the ability of the Company to meet its obligations hereunder.

     Section 8.7.   Non-Performing Assets.   The Company shall, as of the last
day of each fiscal quarter, maintain on a consolidated basis with its Banking Subsidiaries, a ratio (a) of Non-Performing Assets of the Company on such consolidated basis, to (b) the sum of (i) stockholders' equity for the Company, plus (ii) loan loss reserves established by the Company on a consolidated basis in accordance with GAAP or, if applicable, regulatory accounting principles of not more than .30 to 1.0.

    Section 8.8 Regulatory Capital Requirements. (a) The Company shall cause each Banking Subsidiary to maintain on an individual basis:

           (i) a Tier I Leverage Ratio of not less than 5% or such greater amount as may be required to be considered "adequately capitalized" by applicable regulatory authorities from time to time;

          (ii) a Total Risk Based Capital Ratio of not less than 10% or such greater amount as may be required to be considered "adequately capitalized" by applicable regulatory authorities from time to time; and

         (iii) a Tier I Risk Based Capital Ratio of not less than 6% or such greater amount as may be required to be considered "adequately capitalized" by applicable regulatory authorities from time to time.

     (b) Each Banking Subsidiary shall at all times be at least "adequately capitalized" as defined in the Federal Deposit Insurance Corporation Improvement Act of 1991 and any regulations to be issued thereunder, as such statute or regulations may each be amended or supplemented from time to time.

     (c) Each requirement described in subsections (a) and (b) above shall be computed and determined in accordance with the rules and regulations as in effect from time to time established by the appropriate governmental authority having jurisdiction over such Banking Subsidiary. In addition to the provisions set forth above, the Company shall, and shall cause each Banking Subsidiary to, comply with any and all capital guidelines and requirements as in effect from time to time established by the relevant governmental authority or authorities having jurisdiction over the Company or any Banking Subsidiary.

    Section 8.9 Loan to Value Ratio. The Company shall, as of the last day of each month, maintain the ratio of (a) the average daily principal amount of the Loans outstanding during such month to (b) Net Worth of all Banking Subsidiaries as of such day ("Loan to Value Ratio") of less than .50 to 1.00.

    Section 8.10 Mortgage Derivatives. The Company shall, as of the last day of each month, cause Mortgage Derivatives held by its Banking Subsidiaries to be in an amount not more than the greater of (a) $15,000,000 or (b) 7.5% of the aggregate market value of each such Banking Subsidiary's securities portfolio.

    Section 8.11 Indebtedness for Borrowed Money. The Company shall not, nor shall it permit any Subsidiary to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money; provided, however, that the foregoing shall not restrict nor operate to prevent:

         (a) the Obligations of the Company owing to the Agent and the Lenders hereunder and under the other Loan Documents:

          (b)  Permitted Banking Subsidiary Indebtedness;

          (c) indebtedness of the Company or any Subsidiary owing to the Company or any Subsidiary;

          (d) Contingent Obligations incurred with respect to the endorsement of instruments for deposit or collection in the ordinary course of business; and

          (e) Margin Debt of the Company in an aggregate principal amount not to exceed $500,000 at any one time outstanding.

     Section 8.12. Liens. The Company shall not, nor shall it permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any stock or other equity interest of any kind in any Subsidiary, whether now or hereafter owned, directly or indirectly, by the Company or any other Subsidiary, except for the Lien granted to the Agent for the benefit of the lenders in the capital stock of each Banking Subsidiary.

     Section 8.13. Mergers and Consolidations. The Company shall not be a party to any merger or consolidation in which the Company is not the surviving entity. In addition, the Company shall not permit any Banking Subsidiary to be a party to any merger or consolidation in which such Banking Subsidiary is not the surviving entity except where the resulting Person is a Wholly-Owned Subsidiary of the Company which is a Banking Subsidiary and whose capital stock shall be subject to a first priority Lien in favor of the Agent pursuant to the terms of the Collateral Documents.

     Section 8.14. Maintenance of Subsidiaries. The Company shall not assign, sell or transfer, or permit any Banking Subsidiary to issue, assign, sell or transfer, or amend the terms and conditions applicable to any shares of capital stock of a Banking Subsidiary; provided that the foregoing shall not operate to prevent (a) the issuance of additional shares of capital stock of a Banking Subsidiary to the Company and which are made subject to the Lien of the Collateral documents in favor of the Agent and (b) the issuance, sale and transfer to any person of any shares of capital stock of a Banking Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Banking Subsidiary.

     Section 8.15. Dividends and Certain Other Restricted Payments. The Company shall not during any fiscal year (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock (other than dividends payable solely in its capital stock) or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock.

     Section 8.16. ERISA. The Company shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its Properties. The Company shall, and shall cause each Subsidiary to, promptly notify the Agent and the Lenders of
(i) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan which is reasonably likely to have a Material Adverse Effect, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which would result in the incurrence by the Company or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

     Section 8.17. Compliance with Laws. The Company shall, and shall cause each Subsidiary to, comply in all respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to their Properties or business operations, non-compliance with which is reasonably likely to have Material Adverse Effect.

     Section 8.18. Burdensome Contracts With Affiliates. Except as disclosed on Schedule 6.12 hereto, the Company shall not, nor shall it permit any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to the Company or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

     Section 8.19. Change in the Nature of Business. The Company shall not, and shall not permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Company or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by the Company or such Subsidiary on the date of this Agreement.

SECTION 9.     EVENTS OF DEFAULT AND REMEDIES.

     Section 9.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder:

          (a) default for a period of two Business Days in the payment when due of all or any part of the principal of any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or default for a period of five Business Days in the payment when due of any interest on any Note or of any fee or other Obligation payable by the Company hereunder or under any other Loan Document; or

          (b) default in the observance or performance of any covenant set forth in Sections 8.5, 8.13, or 8.15 hereof; or

          (c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after the earlier of (i) the date on which such default shall first become known to any officer of the

Company or (ii) written notice thereof is given to the Company by the Agent or any Lender; or

     (d) any representation or warranty made by the Company or the Guarantor herein or in any other Loan Document, or in any statement or certificate furnished by it or him pursuant hereto or thereto, or in connection with any extension of credit made hereunder, proves untrue in any material respect as of the date of the issuance or making thereof; or

     (e) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default in any other Loan Document, or any of the Loan Documents shall for any reason not be or cease to be in full force and effect, or any of the Loan Documents is declared to be null and void, or the Guarantor shall purport to terminate, repudiate or disavow his Guaranty, or any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Agent for the benefit of the Lenders in any Collateral purported to be covered thereby except as expressly permitted by the terms thereof; or

     (f) default shall occur under any Indebtedness for Borrowed Money issued, assumed or guaranteed by the Company or any Subsidiary, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated), or any such Indebtedness for Borrowed Money shall not be paid when due (whether by lapse of time, acceleration or otherwise); or

     (g) any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes, the aggregate amount of which (after reduction by the amount covered by insurance) exceeds $1,000,000, shall be entered or filed against the Company or any Subsidiary or against any of their Property and which remains unvacated, unbonded, unstayed or unsatisfied for a period of 30 days; or

     (h) the Company or any member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess $100,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $100,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Company or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Company or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

     (i) dissolution or termination of the existence of the Company or any Subsidiary (other than Valley Oaks Financial Corp.); or

     (j) any conservator or receiver shall be appointed for the Company or any Banking Subsidiary under applicable federal or state law applicable to banks, thrifts, or their holding companies, or any Banking Subsidiary shall suspend payment of its obligations, or any Banking Subsidiary shall cease to be a federally insured depositary institution, or a cease and desist order shall be issued against the Company or any Subsidiary pursuant to applicable federal or state law applicable to banks, thrifts, or their holding companies relating to its capital or earnings or, if relating to an other matter, which is reasonably likely to have a Material Adverse Effect, or the Company or any Subsidiary shall enter into any commitment to maintain the capital of an insured depository institution in a required amount with any federal or state regulator or any such regulator shall require the Company or any Subsidiary to enter into a memorandum of understanding (or the equivalent thereof) relating to its capital or earnings or, if relating to any other matter, which is reasonably likely to have a Material Adverse Effect or submit a capital maintenance or restoration plan; or

     (k) a Change of Management Event or Stock Ownership Event shall occur;

     (l) the Company or any Subsidiary or the Guarantor shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(m) hereof; or

     (m) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any Subsidiary or the Guarantor or any substantial part of any of their Property, or a proceeding described in
Section 9.1(l)(v) shall be instituted against the Company or any Subsidiary or the Guarantor, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.

     Section 9.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in subsection (l) or (m) of Section 9.1 hereof has occurred and is continuing, the Agent shall, by written notice to the Company: (a) if so directed by the Required Lenders, terminate the remaining Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); and (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind.

     Section 9.3. Bankruptcy Defaults. When any Event of Default described in subsection (l) or (m) of Section 9.1 hereof has occurred and is continuing, then all outstanding Notes shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate.

SECTION 10. THE AGENT

     Section 10.1. Appointment and Authorization. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are designated to the Agent by the terms hereof and thereof together with such powers as are reasonably incidental thereto. The Lenders expressly agree that the Agent is not acting as a fiduciary of the Lenders in respect of the Loan Documents, the Company or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Agent or any of the Lenders except as expressly set forth herein. The Agent may resign at any time by sending 20 days prior written notice to the Company and the Lenders. In the event of any such resignation, the Required Lenders may appoint a new agent after consultation with the Company, which shall succeed to all the rights, powers and duties of the Agent hereunder and under the other Loan Documents. Any resigning Agent shall be entitled to the benefit of all the protective provisions hereof with respect to its acts as an agent hereunder, but no successor Agent shall in any event be liable or responsible for any actions of its predecessor. If the Agent resigns and no successor is appointed, the rights and obligations of such Agent shall be automatically assumed by the Required Lenders and (i) the Company shall be directed to make all payments due each Lender hereunder directly to such Lender and (ii) the Agent's rights in any collateral shall be assigned without representation, recourse or warranty to the Lenders as their interests may appear.

     Section 10.2. Rights as a Lender. The Agent has and reserves all of the rights, powers and duties hereunder and under the other Loan Documents as any Lender may have and may exercise the same as though it were not the Agent and the terms "Lender" or "Lenders" as used herein and in all of such documents shall, unless the context otherwise expressly indicates, include the Agent in its individual capacity as a Lender.

     Section 10.3. Standard of Care. The Lenders acknowledge that they have received and approved copies of the Loan Documents and such other information and documents concerning the transactions contemplated and financed hereby as they have requested to receive and/or review. The Agent makes no representations or warranties of any kind or character to the Lenders with respect to the validity, enforceability, genuineness, perfection, value, worth or collectibility hereof or of the Notes or any of the other Obligations or of any of the other Loan Documents or of the Liens provided for thereby or of any other documents called for hereby or thereby or of any collateral. Neither the Agent nor any director, officer, employee, agent or representative thereof (including any security trustee therefor) shall in any event be liable for any clerical errors or errors in judgment, inadvertence or oversight, or for action taken or omitted to be taken by it or them hereunder or under the other Loan Documents or in connection herewith or therewith except for its or their own gross negligence or willful misconduct. The Agent shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, certificate, warranty, instruction or statement (oral or written) of anyone (including anyone in good faith believed by it to be authorized to act on behalf of the Company), unless it has actual knowledge of the untruthfulness of same. The Agent may execute any of its duties hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders for the default or misconduct (other than gross negligence or willful misconduct) of any such agents or attorneys-in-fact selected with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agencies hereby created and its duties hereunder, and shall incur no liability to anyone and be fully protected in acting upon the advice of such counsel. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Lender. The Agent shall in all events be fully protected in acting or failing to act in accord with the instructions of the Required Lenders. Upon the occurrence of an Event of Default hereunder, the Agent shall take such action with respect to the enforcement of any Liens on any collateral and the preservation and protection thereof as it shall be directed to take by the Required Lenders but unless and until the Required Lenders have given such direction the Agent shall take or refrain from taking such actions as it deems appropriate and in the best of interest of all Lenders. The Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action. The Agent may treat the owner of any Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such owner in form satisfactory to the Agent. Each Lender acknowledges that it has independently and without reliance on the Agent or any other Lender and based upon such information, investigations and inquiries as it deems appropriate made its own credit analysis and decision to extend credit to the Company. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Company and the Agent shall have no liability to any Lender with respect thereto.

     Section 10.4. Costs and Expenses. Each Lender agrees to reimburse the Agent for all reasonably necessary costs and expenses suffered or incurred by the Agent or any security trustee in performing its duties hereunder and under the other Loan Documents, or in the exercise of any right or power imposed or conferred upon the Agent hereby or thereby, to the extent that the Agent is not promptly reimbursed for same by the Company or out of proceeds of any collateral, all such costs and expenses to be borne by the Lenders ratably in accordance with the amounts of their respective Commitments. If any Lender fails to reimburse the Agent for such Lender's share of any such costs and expenses, such costs and expenses shall be paid pro rata by the remaining Lenders, but without in any manner releasing the defaulting Lender from its liability hereunder.

     Section 10.5. Indemnity. The Lenders shall ratably indemnify and hold the Agent, and its directors, officers, employees, agents and representatives (including as such any security trustee therefor) harmless from and against any liabilities, losses, costs and expenses suffered or incurred by them hereunder or under the other Loan Documents or in connection with the transactions contemplated hereby or thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Company or out of the proceeds of any collateral and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. If any Lender defaults in its obligations hereunder, its share of the obligations shall be paid pro rata by the remaining Lenders, but without in any manner releasing the defaulting Lender from its liability hereunder.

SECTION 11. MISCELLANEOUS.

     Section 11.1. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 11.1(b) hereof, each payment by the Company under this Agreement and under any other Loan Document shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the Recipient) imposed by or within the jurisdiction in which the Company is domiciled, any jurisdiction from which the Company makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Company shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Lender or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Lender pays any amount in respect of any such taxes, penalties or interest, the Company shall reimburse the Agent or such Lender for that payment on demand in the currency in which such payment was made. If the Company pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment.

     (b) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Company and the Agent on or before the earlier of the date the initial Borrowing is made hereunder and 30 days after the date hereof, two duly completed and signed copies of either Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Loans) or Form 4224 (relating to all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each Lender shall submit to the Company and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be
(i) requested by the Company in a written notice, directly or through the Agent, to such Lender and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Loan Documents or the Loans.

       (c) Inability of Bank to Submit Forms. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Company or the Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 11.1 or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Company and Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

     Section 11.2. Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

     Section 11.3. No Waiver, Cumulative Remedies. No delay or failure on the part of any Lender or on the part of any holder of any of the Obligations in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Lenders and any of the holders of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

     Section 11.4. Amendments. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Company, (b) the Required Lenders, and (c) if the rights or duties of the Agent are affected thereby, the Agent; provided that, notwithstanding the foregoing:

          (i) no amendment or waiver shall (A) increase any Commitment of any Lender without the consent of such Lender, (B) reduce the amount of or postpone the date for payment of any principal of or interest on any Loan or of any fee payable hereunder without the consent of the Lenders to which such payment is owing or which has committed to make such Loan hereunder or
          (C) change the definition of the Revolving Credit Termination Date without the consent of all the Lenders holding Revolving Credit Commitments; and

               (ii) no amendment or waiver shall, unless signed by each Lender, change the provisions of this Section 11.4, the definition of Required Lenders, or affect the number of Lenders required to take any action hereunder or under any other Loan Document.

     Section 11.5. Costs and Expenses. The Company agrees to pay on demand the costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of this Agreement, the other Loan Documents and the other instruments and documents to be delivered hereunder or thereunder, and in connection with the transactions contemplated hereby or thereby, and in connection with any consents hereunder or waivers or amendments hereto or thereto, including the fees and expenses of Messrs. Chapman and Cutler, counsel for the Agent. The Company further agrees to pay to Agent and the Lenders and any other holders of the Obligations all costs and expenses (including court costs and attorneys' fees), if any, incurred or paid by the Agent, the Lenders or any other holders of the Obligations in connection with any Default or Event of Default or in connection with the enforcement of this Agreement or any of the other Loan Documents or any other instrument or document delivered hereunder or thereunder. The Company further agrees to indemnify and save the Lenders, the Agent and any security trustee for the Lenders harmless from any and all liabilities, losses, costs and expenses incurred by the Lenders or the Agent in connection with any action, suit or proceeding brought against the Agent, or any security trustee or any Lender by any Person (but excluding attorneys' fees for litigation solely between the Lenders to which the Company is not a party) which arises out of the transactions contemplated or financed hereby or out of any action or inaction by the Agent, any security trustee or any Lender hereunder or thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The provisions of this Section and the protective provisions of Section 2 hereof shall survive payment of the Obligations.

     Section 11.6. Documentary Taxes. The Company agrees to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

     Section 11.7. Survival of Representations. All representations and warranties made herein or in any of the other Loan Documents or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

     Section 11.8. Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Agent and the Lenders of amounts sufficient to protect the yield of the Agent and the Lenders with respect to the Loans, including, but not limited to, Sections 2.7 and 2.8 hereof, shall survive the termination of this Agreement and the payment of the Obligations.

     Section 11.9. Participations. Any Lender may grant participations in its extensions of credit hereunder to any other Lender or other lending institution (a "Participant"), provided that (i) no Participant shall thereby acquire any direct rights under this Agreement, (ii) no Lender shall agree with a Participant not to exercise any of such Lender's rights hereunder without the consent of such Participant, except that such agreements may provide that such Lender will not agree to any modifications, amendments, or waivers of the Loan Documents that would reduce the principal amount of or interest owing on, or extend the scheduled maturity date of, any Obligation in which such participant has an interest, and (iii) no sale of a participation in extensions of credit shall in any manner relieve the selling Lender of its obligations hereunder.

     Section 11.10. Assignment Agreements. Each Lender may, from time to time upon at least 5 Business Days' prior written notice to the Agent, assign to other commercial lenders part of its rights and obligations under this Agreement (including without limitation the indebtedness evidenced by any of the Notes then owned by such assigning Lender, together with an equivalent proportion of its Commitments to make such Loans hereunder) pursuant to written agreements executed by such assigning Lender, such assignee lender or lenders, the Company and the Agent, which agreements shall specify in each instance the portion of the indebtedness evidenced by the relevant Notes which is to be assigned to each such assignee lender and the portion of the relevant Commitments of the assigning Lender to be assumed by it (the "Assignment Agreements"); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's Revolving Credit Commitment; (ii) unless the Agent otherwise consents, the aggregate amount of the Commitments, Loans and Notes of the assigning Lender being assigned pursuant to each such assignment (determined as of the effective date of the relevant Assignment Agreement) shall in no event be less than $3,000,000 and shall be an integral multiple of $1,000,000; (iii) the Agent and the Company must each consent, which consent shall not be unreasonably withheld (it being agreed that the Company's refusal to grant its consent on the basis that the proposed assignee is not a U.S. person shall not be deemed unreasonable), to each such assignment to a party which was not an original signatory of this Agreement; and (iv) the assigning Lender must pay to the Agent a processing and recordation fee of $2,500 and any out-of-pocket attorneys' fees and expenses incurred by the Agent in connection with such Assignment Agreement. Upon the execution of each Assignment Agreement by the assigning Lender thereunder, the assignee lender thereunder, the Company and the Agent and payment to such assigning Lender by such assignee lender of the purchase price for the portion of the indebtedness of the Company being acquired by it, (i) such assignee lender shall thereupon become a "Lender" for all purposes of this Agreement with Commitments in the amounts set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender hereunder, (ii) such assigning Lender shall have no further liability for funding the portion of its Commitments assumed by such other Lender and (iii) the address for notices to such assignee Lender shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, the Company shall execute and deliver Notes to the assignee Lender in the respective amounts of its Revolving Credit Commitment and new Notes to the assigning Lender in the respective amounts of its Revolving Credit Commitment after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "Notes" for all purposes of this Agreement and of the other Loan Documents.

         Section 11.11. Notices. Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, in the case of the Company, or on the appropriate signature page hereof, in the case of the Lenders and the Agent, or such other address or telecopier number as such party may hereafter specify by notice to the Agent and the Company given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder to the Company shall be addressed to:

                           Harrington West Financial Group, Inc.
                           7300 College Boulevard - Suite 430
                           Overland Park, Kansas 66210
                           Attention:   Craig J. Cerny
                           Telephone:   (913) 451-1566
                           Telecopy:    (913) 451-6313

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section; provided that any notice given pursuant to Section 1 or Section 2 hereof shall be effective only upon receipt.

         Section 11.12. Headings. Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

         Section 11.13. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and the other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

     Section 11.14. Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

     Section 11.15. Entire Understanding. This Agreement together with the other Loan Documents constitute the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby except for prior understandings related to fees payable to the Agent upon the initial closing of the transactions contemplated hereby.

     Section 11.16. Binding Nature, Governing Law, Etc. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Agent and the Lenders and the benefit of their successors and assigns, including any subsequent holder of an interest in the Obligations. The Company may not assign its rights hereunder without the written consent of the Lenders. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     Section 11.17. Submission to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall constitute a contract between us for the uses and purposes hereinabove set forth.

     Dated as of this 30th day of October, 1997.

                                       HARRINGTON WEST FINANCIAL GROUP, INC.



                                       By  /s/ CRAIG J. CERNY
                                          ---------------------------------
                                                                      CEO
                                          ---------------------------------
                                          (Print or Type Name)      (Title)

     Accepted and Agreed to at Chicago, Illinois as of the day and year last above written.

     Each of the Lenders hereby agrees with each other Lender that if it should receive or obtain any payment (whether by voluntary payment, by realization upon collateral, by the exercise of rights of set-off or banker's lien, by counterclaim or cross action, or by the enforcement of any rights under this Agreement, any of the other Loan Documents or otherwise) in respect of the Obligations in a greater amount than such Lender would have received had such payment been made to the Agent and been distributed among the Lenders as contemplated by Section 3.3 hereof then in that event the Lender receiving such disproportionate payment shall purchase for cash without recourse from the other Lenders an interest in the Obligations of the Company to such Lenders in such amount as shall result in a distribution of such payment as contemplated by Section 3.4 hereof. In the event any payment made to a Lender and shared with the other Lenders pursuant to the provisions hereof is ever recovered from such Lender, the Lenders receiving a portion of such payment hereunder shall restore the same to the payor Lender, but without interest.

Amount of Revolving Credit Commitments:

For the Period:     Revolving Credit Commitment:
---------------     ----------------------------

10/30/97 through    $6,500,000
9/23/98                                           HARRIS TRUST AND SAVINGS BANK


9/24/98 through     $6,045,000     8,835          By  /s/ Patrick A. Horne
9/23/99                                               -------------------------
                                                      Its Vice President

9/24/99 through     $5,395,000     7,885          111 West Monroe Street
Revolving Credit                                  Chicago, Illinois 60603
Termination Date                                  Attention: Mr. Patrick Horne
                                                  Telephone: (312) 461-7514
                                                  Telecopy:  (312) 765-8353

For the Period:          Revolving Credit Commitment:
---------------          ----------------------------

10/30/97 through         $2,000,000
9/23/98

9/24/98 through
9/23/99                  $1,860,000

9/24/99 through          $1,660,000
Revolving Credit
Termination Date


MERCANTILE BANK NATIONAL ASSOCIATION


By /s/ MARK R. JORGENSEN
  ------------------------------
  Its VP
     ---------------------------

       Mark R. Jorgensen
--------------------------------
      (Print or Type Name)

4700 West 50th Place
Roeland Park, Kansas 66205
Attention: Mark Jorgenson
Telephone: (913) 261-5539
Telecopy: (913) 261-5548


For the Period:          Revolving Credit Commitment:
---------------          ----------------------------

10/30/97 through         $1,000,000
9/23/98

9/24/98 through          $930,000
9/23/99

9/24/99 through          $830,000
Revolving Credit
Termination Date


FIRST COMMERCIAL BANK, N.A.


By /s/ THOMAS E. BISHOP JR.
  ------------------------------
  Its Chairman
     ---------------------------

      Thomas E. Bishop Jr.
--------------------------------
      (Print or Type Name)


12695 Metcalf Avenue
Overland Park, Kansas 66213
Attention: Tom Bishop
Telephone: (913) 663-5525
Telecopy: (913) 663-3948

                                   EXHIBIT A

                     HARRINGTON WEST FINANCIAL GROUP, INC.
                             REVOLVING CREDIT NOTE

                                                               Chicago, Illinois
$__________                                                     October 30, 1997

     On the Revolving Credit Termination Date, for value received, the undersigned, HARRINGTON WEST FINANCIAL GROUP, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of ______________ (the "Lender"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the principal sum of (i) _______________ and no/100 Dollars ($__________), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Revolving Credit Loans owing from the Company to the Lender under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.

     This Note evidences loans constituting part of a "Domestic Rate Portion" and "LIBOR Portions" as such terms are defined in that certain Amended and Restated Credit Agreement dated as of October 30, 1997, between the Company, Harris Trust and Savings Bank, individually and as Agent thereunder, and the other Lenders which are now or may from time to time hereafter become parties thereto (said Credit Agreement, as the same may be amended, modified or restated from time to time, being referred to herein as the "Credit Agreement") made and to be made to the Company by the Lender under the Revolving Credit provided for under the Credit Agreement, and the Company hereby promises to pay interest at the office described above on each loan evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement.

     Each loan made under the Revolving Credit provided for in the Credit Agreement by the Lender to the Company against this Note, any repayment of principal hereon, the status of each such loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto shall be endorsed by the holder hereof on a schedule to this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on a schedule to this Note prior to any negotiation hereof). The Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on a schedule to this Note or recorded on the books and records of the holder hereof shall be prima facie evidence of the unpaid principal balance of this Note, the status of each such loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion, and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto.

     This Note is issued by the Company under the terms and provisions of the Credit Agreement and is secured by, among other things, the Collateral Documents, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

     This Note is issued in substitution and replacement for, and evidences in part the indebtedness currently evidenced by, those certain Revolving Credit Notes of the Company dated September 23, 1996 payable to the order of certain of the Lenders in the aggregate principal amount of $7,000,000.

     The Company hereby promises to pay all costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Company hereby waives presentment for payment and demand. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.


                                           HARRINGTON WEST FINANCIAL GROUP, INC.


                                           By _________________________________

                                              _________________________________
                                              (Print or Type Name)     (Title)

                                   EXHIBIT B

                             COMPLIANCE CERTIFICATE


To:  Harris Trust and Savings Bank, as Agent
     under, and the Lenders party to, the
     Amended and Restated Credit Agreement
     described below

     This Compliance Certificate is furnished to the Agent and the Lenders pursuant to that certain Amended and Restated Credit Agreement dated as of October 30, 1997, by and among Harrington West Financial Group, Inc. (the "Company") and you (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1.   I am the duly elected ___________________ of the Company;

     2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge, of the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

     4. The financial statements required by Section 8.5 of the Credit Agreement and being furnished to you concurrently with this Certificate are true, correct and complete as of the date and for the periods covered thereby; and

     5. The Attachment hereto sets forth financial data and computations evidencing the Company's compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


     The foregoing certifications, together with the computations set forth in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of ________ 19__.


                                         _______________________________________
                                         ____________________ , ________________
                                         (Print or Type Name)       (Title)

                      ATTACHMENT TO COMPLIANCE CERTIFICATE
                     HARRINGTON WEST FINANCIAL GROUP, INC.


       Compliance Calculations for Amended and Restated Credit Agreement
                          Dated as of October 30, 1997
                     Calculations as of _____________, 19__

_______________________________________________________________________________

A.   Ratio of Non-performing Assets to Stockholder's Equity (Section 8.7)

     1.   Non-performing Assets for the Company

          (a)  Loans more than 90 days past due   __________

          (b)  Loans placed on non-accrual status __________

          (c)  Assets acquired by repossession or
               foreclosure                        __________

          (d)  Sum of lines a-c                               __________

     2.   Stockholder's Equity and Loan Loss Reserves

          (a)  Stockholder's Equity               __________

          (b)  Loan loss reserves                 __________

          (c)  Sum of a-b                                     __________

     3.   Ratio of 1d to 2c                                   ___ to ___

          Lines 3 must not exceed                             0.30 to 1

B.   Capital Ratios (Section 8.8)

     1.   Tier I Leverage Ratio

          (a)  Total Assets                       __________

               Less: Intangibles                  __________  __________

          (b)  Tier I Equity                      __________

               Less: Intangibles                  __________  __________

          (c)  Ratio of 1b to 1a                              ____ to 1

          Line 1c must not be less than                       0.05 to 1

     2.   Risk Based Capital Rates

          (a)  Total Risk-weighted Assets         __________

          (b)  Tier 1 Capital                     __________

               Less: Intangibles                  __________  __________

          (c)  Tier 2 Capital                     __________

          (d)  Total Qualifying Capital (Line 2b
               plus 2c)                                       __________

          (e)  Ratio of 2b to 2a                              ____ to 1

          (f)  Line 2e must not be less than                  0.06 to 1

          (g)  Ratio of 2d to 2a                              ____ to 1

          (h)  Line 2g must not be less than                  0.10 to 1

C.   Loan to Value Ratio (Section 8.9)

     1.   Average debt outstanding                __________

     2.   Net Worth of Banking Subsidiary(ies)    __________

     3.   Ratio of 1 to 2                                     ____ to 1

     4.   Line 3 must be less than                            0.05 to 1

D.   Mortgage Derivative Securities Ratio (Section 8.10)

     1.   Mortgage derivative securities          __________

     2.   Aggregate market value of securities
          portfolio                               __________

     3.   Line 2 x 7.5%                           __________

     4.   Which is larger: Line 3 or $15,000,000  __________

     5.   Does line 1 exceed line 4?              yes/no

                                   EXHIBIT C

                               OPINION OF COUNSEL

October 30, 1997

Harris Trust and Savings Bank,
 Individually and as Agent
111 West Monroe Street
Chicago, Illinois 60603

Mercantile Bank, as Lender
4700 West 50th Place
Roeland Park, Kansas 66205

First Commercial Bank, N.A., as Lender
12695 Metcalf Avenue
Overland Park, Kansas 66213

Ladies and Gentlemen:

     We have served as counsel to Harrington West Financial Group, Inc., a Delaware corporation (the "Company"), in connection with the amendment and restatement of a revolving credit facility being made available by you to the Company. We have also served as counsel for Los Padres Savings Bank, FSB (the "Subsidiary") and, solely for purposes of the issuance of this opinion and at the request of the Company, as special counsel to Douglas T. Breeden (the "Guarantor"). This opinion is delivered to you at the request of the Company pursuant to Section 7.2(c) of the Amended and Restated Credit Agreement referred to below. All capitalized terms not otherwise defined herein shall have meanings ascribed to them in the Loan Documents, as defined below.

     As such counsel, we have examined fax copies of executed originals of the following:

1. Amended and Restated Credit Agreement by and among the Company, Harris Trust and Savings Bank, as Agent (the "Agent") and the other lenders party thereto (collectively, the "Lenders");

2. Revolving Credit Notes of the Company each payable to the order of a Lender in the aggregate principal sum of $9,500,000 (the "Revolving Credit Notes");

3. First Amendment to Pledge and Security Agreement from the Company to the Agent for the benefit of the Lenders; and

October 30, 1997
Page 2


4. First Amendment to Guaranty Agreement from the Guarantor to the Agent for the benefit of the Lenders (the "Guaranty Amendment").

     We have also reviewed executed originals of the Pledge and Security Agreement and Guaranty Agreement.

     The documents described above in subparagraphs (1) through (4) are hereinafter collectively referred to as "Loan Documents." We have also examined and are familiar with:

1. A copy of the Certificate of Incorporation of the Company certified as of October 29, 1997 by the Secretary of the State of Delaware;

2. Certificates dated October 27, 1997 and October 24, 1997 from the Secretary of the State of Delaware and the Office of Thrift Supervision, respectively, as to the good standing of the Company and the Subsidiary in the applicable jurisdiction;

3. A letter dated October 29, 1997 from the Office of Thrift Supervision as to the registration of the Company as a savings and loan holding company;

4. A copy of the By-laws of the Company certified by the Secretary of the Company as being the By-laws of the Company in effect at all times since September 19, 1995;

5. A copy certified by the President of the Company as being all resolutions adopted by the board of directors of the Company relating to the Loan Documents and the transactions contemplated thereby;

6.   The stock transfer records of the Subsidiary;

7. The Charter of the Subsidiary certified by the Office of Thrift Supervision and the President of the Subsidiary; and

8. A certificate of the President of the Company and the Chief Executive Officer of the Subsidiary as to certain factual matters, a copy of which is attached hereto.

     We have also examined such other instruments and records and inquired into such other factual matters and matters of law as we deem necessary or pertinent to the formulation of the opinions hereinafter expressed. As to questions of fact relevant to the opinions stated herein, we have relied upon information obtained from the officers of the Company or the Subsidiary and, with your permission, we have assumed, without independent investigation, the accuracy of such information.

October 30, 1997
Page 3


     Whenever our opinion herein is stated to be to our knowledge, such statement is intended to signify that, during the course of our representation of the Company, the Subsidiary or the Guarantor in connection with the transactions contemplated by the Loan Documents, no information has come to the attention of the lawyers within our firm with principal responsibility for the aforementioned transactions or other representation of the Company or the Subsidiary which would give us actual knowledge of facts contrary to the existence or absence of the facts indicated. However, we have not undertaken any special or independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Company or the Subsidiary in connection with the transactions contemplated by the Loan Documents or otherwise.

     In rendering the opinions expressed below, we have examined originals, or copies of originals certified to our satisfaction to be complete and accurate, of such agreements, documents, certificates and other statements of government officials and corporate officers and such other papers and evidence as we have deemed relevant and necessary as a basis for these opinions. We have assumed the genuineness of all signatures (other than those of the Company and the Guarantor), the authenticity of all documents submitted to us as originals and the conformity with the original documents of any copies thereof submitted to us for our examination.

     Based upon the foregoing, we are of the opinion that:

1. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware with corporate power and corporate authority to carry on its business as now conducted and is duly qualified and in good standing in each jurisdiction wherein the conduct of its business or the assets and properties owned or leased by it require such qualification, where the failure to be so qualified would have a material adverse effect upon the financial condition or business operations of the Company. The Company is a registered savings and loan holding company under the federal Savings and Loan Holding Company Act, as amended.

2. The Subsidiary is a corporation duly organized and validly existing and in good standing under the laws of the United States of America with corporate power and corporate authority to carry on its business as now conducted and is duly licensed or qualified and in good standing in each jurisdiction wherein the conduct of its business or the assets and properties owned or leased by it require such licensing or qualification where the failure to be so licensed or qualified would have a material adverse effect upon the financial condition or business operations of the Company.

3. The Company has fully corporate power and authority to borrow, to pledge and grant a lien and security interest in the Pledged Securities as collateral security for such borrowings, to execute and deliver the Loan Documents executed by it and to perform all of its obligations

October 30, 1997
Page 4

          thereunder. The execution and delivery by the Company of the Loan Documents executed by it does not, nor will the performance by it of any of its obligations thereunder, contravene any provision of law or of the Certificate of Incorporation or by-laws of the Company (there being no other agreements under which the Company is organized) or, to our knowledge, of any covenant, indenture or agreement binding upon or affecting the Company or any of its properties or assets, the breach of which would have a material adverse effect upon the financial condition or business operations of the Company.


     4. The Loan Documents executed by the Company have been duly authorized by all necessary corporate action and have been duly executed and delivered on behalf of the Company. We assume with your consent that the Agent is domiciled in the State of Illinois, and that the proceeds of loans will be made available to the Company in the State of Illinois, and based thereon, in any action or proceeding arising out of or relating to the Loan Documents executed by the Company, in a court of the State of California or a federal court sitting in the State of California, such court, when properly presented with the issues, should recognize and give effect to the provisions of the Loan Documents executed by the Company by which the parties agree that such Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Illinois. Without limiting the generality of the foregoing, and based upon the assumptions set forth in the preceding sentence, a court of the State of California or a federal court sitting in the State of California, when properly presented with the issues, should apply the usury law of the State of Illinois and should not apply the usury law of the State of California to the Loan Documents. However, if a court were to hold that the Loan Documents executed by the Company are governed by, and to be construed in accordance with, the laws of the State of California, the Loan Documents would be, under the laws of the State of California, binding obligations of the Company enforceable against it in accordance with their respective terms. Without limiting the generality of the foregoing, the interest rate charged by the Lenders on the loans which are or are to be evidenced by the Revolving Credit Notes, would not violate the usury laws of the State of California if the laws of the State of California were applicable to such loans.


     5. If a court were to hold that the Guaranty Amendment is governed by, and is to be construed in accordance with, the laws of the State of California, the Guaranty Amendment would be, under the laws of the State of California, binding obligations of the Guarantor enforceable against it in accordance with its terms.

     6. The authorized capital stock of the Subsidiary consists of 4,000,000 shares of common stock, $4.00 par value, of which, to our knowledge, 707,803 shares have been duly authorized and validly issued, and 2,000,000 shares of preferred stock, no par value, none of which, to our knowledge, are outstanding. The Company is the owner of record of the Pledged Securities, and the Pledged Securities have been duly authorized and validly issued and are fully paid and nonassessable.

October 30, 1997
Page 5



7. No order, authorization, consent, license or exemption of, or filing or registration with, any court or governmental department, agency, instrumentality or regulatory body, whether local, state or federal, is or will be required in connection with the lawful execution and delivery of the Loan Documents, or the grant of the lien on and security interest in the Pledged Securities set forth in the Pledge and Security Agreement, or the observance and performance by the Company of any of the terms thereof.

8. To our knowledge, there is no action, suit, proceeding or investigation at law or in equity before or by any court or public body pending or threatened against or affecting the Company or the Company's assets and properties which, if adversely determined, could result in any material adverse change in the properties, business, operations or financial condition of the Company.

     Our opinions set forth above in paragraphs 4 and 5 with respect to the enforceability of the Loan Documents against the Company and the Guaranty against the Guarantor are subject to the following limitations (i) limitations on enforcement under bankruptcy, insolvency, liquidation, receivership, conservatorship, moratorium, or other laws relating to or affecting the enforcement of creditors' rights generally, or under general principles of equity (whether considered in a proceeding in equity or at law); (ii) the enforceability of provisions to the effect that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy may be limited under certain circumstances or prohibited as a matter of public policy; (iii) the enforceability of provisions requiring one party to indemnify another party for the party's wrongful acts may be limited or prohibited under certain circumstances; (iv) the enforceability of provisions imposing default interest, funding indemnities and other fees may be limited to the extent a court determines that such interest, indemnities or fees is not reasonably related to the damage or harm suffered by the party assessing such interest, indemnity, or fee and (v) the enforceability of waivers of certain rights or remedies of a guarantor may be limited by California case law interpreting Sections 2787 through 2855 of the California Civil Code.

     Our opinions expressed above are limited to the laws of the State of California, the corporate laws of the State of Delaware and the federal laws of the United States of America, to present judicial decisions thereof and to facts as they presently exist. In rendering this opinion, we shall have no obligation to revise or supplement it should the current laws of the United States of America, or the States of Delaware or California be changed by legislative action, judicial decision or otherwise, or should the facts upon which this opinion is based subsequently change.


                         Very truly yours,

                                   SCHEDULE 6.2

                                   SUBSIDIARIES


                                   JURISDICTION
                                        OF                    PERCENTAGE
           NAME                   INCORPORATION                OWNERSHIP
           ----                   -------------               ----------
Los Padres Savings Bank       United States of America      Company - 100%

Valley Oaks Financial Corp.         California              Los Padres Savings
                                                            Bank - 100%

                                 SCHEDULE 6.12

                              AFFILIATE CONTRACTS

                                      NONE

                                                                    Exhibit 10.2
                                                                           cont.

            FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

To Each of the Lenders Signatory Hereto

Ladies and Gentlemen:

     Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of October 30, 1997 (the "Credit Agreement"), between the undersigned, Harrington West Financial Group, Inc., a Delaware corporation, the Lenders party thereto, and Harris Trust and Savings Bank, as Agent for the Lenders. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     The Company has requested that the Lenders increase the aggregate Commitments to $15,000,000, release the Guaranty, and make certain other amendments to the Credit Agreement, and the Lenders are willing to so amend the Credit Agreement and release the Guaranty on the terms and conditions set forth in this amendment (herein, the "Amendment").

1.   INCREASE OF COMMITMENT AMOUNTS.

     1.1.  Upon the satisfaction of the conditions precedent set forth in
Section 4 hereof, the amount of each Lender's Revolving Credit Commitment set forth opposite its name on its signature page to the Credit Agreement shall be amended and as so amended shall be restated as follows:

                                                         REVOLVING CREDIT
                                 REVOLVING CREDIT       COMMITMENT FOR THE
                                COMMITMENT FOR THE     PERIOD FORM 10/01/03
                               PERIOD FROM 10/01/99    THROUGH THE REVOLVING
          LENDER                 THROUGH 09/30/03     CREDIT TERMINATION DATE
Harris Trust and Savings Bank      $10,000,000              $ 8,571,429
Mercantile Bank                    $ 3,500,000              $ 3,000,000
First Commercial Bank, N.A.        $ 1,500,000              $ 1,285,714
                                   -----------              -----------
     TOTAL                         $15,000,000              $12,857,143
                                   ===========              ===========

     1.2 New Revolving Credit Notes. In replacement for the outstanding Revolving Credit Notes payable to the order of each Lender (the "Existing Revolving Credit Notes") now outstanding and evidencing the Revolving Credit Loans made by the Lenders to the Company pursuant to the Credit Agreement and the other changes made hereby, the Company shall execute and deliver to each Lender a new revolving credit note in the amount of such Lender's Revolving Credit Commitment as increased hereby dated as of the date of its issuance and otherwise in the form (with appropriate insertions) annexed hereto as Exhibit A (collectively for all Lenders, the "New Revolving Credit Notes") which shall be issued in substitution and replacement for the Existing Revolving Credit Notes and shall evidence all Revolving Credit Loans now or hereafter outstanding under the Revolving Credit. All references in the Credit Agreement or in any other instrument or document referring to the Existing Revolving Credit Notes shall be deemed references to the New Revolving Credit Notes.


2. AMENDMENTS.

     Subject to the satisfaction of the conditions set forth in Section 4 below, the Credit Agreement shall be and hereby is amended as follows:

     2.1. Section 2.1(b) of the Credit Agreement is hereby amended in its entirety and as so amended shall be restated to read as follows:

               (b) Domestic Rate Portion. Each Domestic Rate Portion shall bear interest at the rate per annum equal to the Domestic Rate as in effect from time to time, provided that if a Domestic Rate Portion or any part thereof is not paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest, whether before or after judgment, until payment in full thereof at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto from time to time. Interest on each Domestic Rate Portion shall be payable quarterly in arrears on the last day of each March, June, September and December in each year and at maturity of the Notes, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. Any change in the interest rate on the Domestic Rate Portions resulting from a change in the Domestic Rate shall be effective on the date of the relevant change in the Domestic Rate.

     2.2. Section 3 of the Credit Agreement shall be amended by adding thereto the following new Section 3.6:

          Section 3.6. Revolving Credit Commitment Fee. The Company shall pay to the Agent for the ratable account of the Lenders in accordance with their Percentages a commitment fee at the rate per annum equal to one-fourth of one percent (0.25%) (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily unused portion of the Revolving Credit Commitments. Such commitment fees shall being to accrue on October 1, 1999, and shall be payable quarterly in arrears on the last day of each March, June, September and December in each year (commencing December 31, 1999) and on the Revolving Credit Termination Date.

     2.3. Section 5.1 of the Credit Agreement is hereby amended by adding thereto the following new definition in the appropriate alphabetical location:

          "Core Profitability" means, for any period with respect to the Company and its Subsidiaries, total net revenues less operating expenses plus (minus) gain (loss) on real estate owned but before tax provision and before gain (loss) on securities (whether realized or unrealized), all as computed in accordance with GAAP and in a manner consistent with past practice.

     2.4. The definitions of "Mortgage Derivatives" and "Revolving Credit Termination Date" appearing in Section 5.1 of the Credit Agreement are hereby amended in their entirety and as so amended shall be restated to read as follows:

          "Mortgage Derivatives" means IOs (interest only) and POs (principal only) mortgage securities and residuals as defined or otherwise classified by the Federal Financial Institutions Examination Council (FFIEC).

          "Revolving Credit Termination Date" means September 30, 2004, as such date may be extended pursuant to Section 3.5 hereof, or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 3.2, 9.2 or 9.3 hereof.

     2.5. Section 8.7 of the Credit Agreement is hereby amended in its entirety and as so amended shall be restated to read as follows:

          Section 8.7. Non-Performing Assets. The Company shall, as of the last day of each fiscal quarter, cause each Banking Subsidiary to maintain a ratio (a) of Non-Performing Assets of such Banking Subsidiary, to
          (b) the sum of (i) regulatory "core" capital (Tier I) of such Banking Subsidiary, plus (ii) loan loss reserves established by such Banking Subsidiary in accordance with regulatory accounting principles of not more than .20 to 1.0.

     2.6 Section 8.10 of the Credit Agreement is hereby amended in its entirety and as so amended shall be restated to read as follows:

          Section 8.10. Mortgage Derivative. The Company shall, as of the last day of each month, cause Mortgage Derivatives held by its Banking Subsidiaries to be in an amount not in excess of $15,000,000.

     2.7 Section 8 of the Credit Agreement shall be amended by adding thereto a new Section 8.20 which reads as follows:

               Section 8.20. Minimum Core Profitability. As of the last day of each fiscal quarter, the Company's Core Profitability for the four fiscal quarters then ended shall not be less than $2,500,000.

3.   RELEASE OF GUARANTY.

     Upon the satisfaction of the conditions precedent set forth in Section 4 hereof, the Agent and the Lenders hereby agree that the Guaranty Agreement dated as of September 23, 1996 from Douglas T. Breeden shall be released and no longer in effect.

4.   CONDITIONS PRECEDENT.

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

          (a) The Company, the Agent and the Lenders shall have executed and delivered this Amendment.

          (b) The Company shall have executed and delivered to the Agent the New Revolving Credit Notes and the Agent's arrangement letter (and the Company shall have paid to the Agent the fee due thereunder).

          (c) The Agent shall have received, in form and substance satisfactory to the Lenders, corporate resolutions of the Company authorizing the execution and delivery of this Amendment and the New Revolving Credit Notes and the other instruments and documents to be executed and delivered in connection with the transactions contemplated hereby.

          (d) The Agent shall have received a good standing certificate for the Company from the state of its incorporation dated no earlier than 30 days prior to the date hereof.

          (e) Legal matters incident to the execution and delivery of this Amendment and the New Revolving Credit Notes, and the other matters incident to the transaction contemplated hereby, shall be satisfactory to the Agent and its counsel.

     Upon the effectiveness of this Amendment, each Lender shall promptly return to the Company the Existing Revolving Credit Notes issued to that Lender which are being replaced by the New Revolving Credit Notes contemplated by this Amendment.

5.   REPRESENTATIONS.

     In order to induce the Lenders to execute and deliver this Amendment, the Company hereby represents to the Agent and the Lenders that as of the date hereof, and after giving effect to this Amendment, the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Company delivered to the Lenders) and the Company is in full compliance with all of the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

6.   MISCELLANEOUS.

     (a) Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     (b) The Company heretofore executed and delivered, among other things, the Pledge and Security Agreement and hereby acknowledges and agrees that the security interests and liens created and provided for therein continue to secure the payment and performance of the Obligations of the Company owing to the Lenders, including, without limitation, all indebtedness of the Company evidenced by the New Revolving Credit Notes, both for principal and interest, which are entitled to all of the benefits and privileges set forth therein.

     (c) The Company agrees to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the fees and expenses of counsel for the Agent up to $3,000.

     (d) This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

                          [SIGNATURE PAGES TO FOLLOW]

     This First Amendment to Amended and Restated Credit Agreement is dated as of October 1, 1999.

                                   HARRINGTON WEST FINANCIAL GROUP, INC.



                                   By /s/ CRAIG J. CERNY
                                     -----------------------------------
                                     Name  Craig J. Cerny
                                     Title VP

     Accepted and agreed to as of the date and year last above written.

                                   HARRIS TRUST AND SAVINGS BANK,
                                     individually and as Agent



                                   By /s/ PATRICK A. HORNE
                                     -----------------------------------
                                     Name  Patrick A. Horne
                                     Title VP


                                   MERCANTILE BANK



                                   By /s/ MARK R. JORGENSEN
                                     -----------------------------------
                                     Name  Mark R. Jorgensen
                                     Title VP


                                   FIRST COMMERCIAL BANK, N.A.



                                   By /s/ THOMAS E. BISHOP JR.
                                     -----------------------------------
                                     Name  Thomas E. Bishop Jr.
                                     Title Chairman

                                   EXHIBIT A

                     HARRINGTON WEST FINANCIAL GROUP, INC.
                             REVOLVING CREDIT NOTE


$____________________                                      _____________________


     On the Revolving Credit Termination Date, for value received, the undersigned, HARRINGTON WEST FINANCIAL GROUP, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of ____________________ (the "Lender"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the principal sum of (i) ____________________ and no/100 Dollars ($__________), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Revolving Credit Loans owing from the Company to the Lender under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.

     This Note evidences loans constituting part of a "Domestic Rate Portion" and "LIBOR Portions" as such terms are defined in that certain Amended and Restated Credit Agreement dated as of October 30, 1997, between the Company, Harris Trust and Savings Bank, individually and as Agent thereunder, and the other Lenders which are now or may from time to time hereafter become parties thereto (said Credit Agreement, as heretofore amended and as the same may be amended, modified or restated from time to time, being referred to herein as the "Credit Agreement") made and to be made to the Company by the Lender under the Revolving Credit provided for under the Credit Agreement, and the Company hereby promises to pay interest at the office described above on each loan evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement.

     Each loan made under the Revolving Credit provided for in the Credit Agreement by the Lender to the Company against this Note, any repayment of principal hereon, the status of each such loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto shall be endorsed by the holder hereof on a schedule to this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on a schedule to this Note prior to any negotiation hereof). The Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on a schedule to this Note or recorded on the books and records of the holder hereof shall be prima facie evidence of the unpaid principal balance of this Note, the status of each such loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion, and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto.

     This Note is issued by the Company under the terms and provisions of the Credit Agreement and is secured by, among other things, the Collateral Documents, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

     This Note is issued in substitution and replacement for, and evidences in part the indebtedness currently evidenced by, those certain Revolving Credit Notes of the Company dated October 30, 1997, payable to the order of certain of the Lenders in the aggregate principal amount of $9,500,000.

     The Company hereby promises to pay all costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Company hereby waives presentment for payment and demand. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                                           HARRINGTON WEST FINANCIAL GROUP, INC.


                                               By
                                                 -------------------------------

                                                 Name
                                                     ---------------------------

                                                 Title
                                                      --------------------------

                     HARRINGTON WEST FINANCIAL GROUP, INC.
           SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

To Each of the Lenders Signatory Hereto

Ladies and Gentlemen:

        Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of October 30, 1997 (the Amended and Restated Credit Agreement, as the same has been amended prior to the date hereof, being referred to herein as the "Credit Agreement"), between the undersigned, Harrington West Financial Group, Inc., a Delaware corporation, the Lenders party thereto, and Harris Trust and Savings Bank, as Agent for the Lenders. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

        The Company has requested that the Lenders amend Section 6.4 of the Credit Agreement ("Use of Proceeds; Margin Stock") to permit use of loan proceeds for general corporate purposes, amend Section 8.15 of the Credit Agreement ("Dividends and Certain Other Restricted Payments") to permit payment of certain dividends by the Company, and make certain other amendments to the Credit Agreement, and the Lenders are willing to so amend the Credit Agreement on the terms and conditions set forth in this amendment (herein, the "Amendment").

1.      AMENDMENTS.

        Subject to the satisfaction of the a conditions set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

        1.1. Section 6.4 of the Credit Agreement is hereby amended and restated in its entirely to read as follows:

                        Section 6.4 Use of Proceeds; Margin Stock. The Company shall use the proceeds of the Revolving Credit Loans made available hereunder for any general corporate purposes permitted hereby and by applicable law. No part of the proceeds of any Revolving Credit Loan made hereunder will be used to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Margin stock (as defined above) constitutes less than 25% of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

        1.2. Section 8.15 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                        Section 8.15. Dividends and Certain Other Restricted
                Payments. The Company shall not declare or pay any dividend on or make any other distributions in respect of any class or series of its capital stock (other than dividends payable solely in its capital stock) or directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock; provided, however, that (a) the Company may pay a one-time dividend in an aggregate amount not to exceed $812,000 on or before June 30, 2000, so long as at the time of, and after giving effect to, such dividends no Default or Event of Default then exists and (b) the Company may pay dividends in an aggregate amount not to exceed $100,000 during any fiscal quarter of the Company ending after June 30, 2000, so long as at the time of, and after giving effect to, such dividend no Default or Event of Default then exists.

2.      CONDITIONS PRECEDENT.

        The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

        2.1. The Company, the Agent and the Required Lenders shall have executed and delivered this Amendment.

        2.2 Legal matters incident to the execution and delivery of this Amendment and the New Revolving Credit Notes, and the other matters incident to the transaction contemplated hereby, shall be satisfactory to the Agent and its counsel.

3.      REPRESENTATIONS.

        In order to induce the Lenders to execute and deliver this Amendment, the Company hereby represents to the Agent and the Lenders that, as of the date hereof, the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Company delivered to the Lenders) and the Company is in full compliance with all of the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

4.      MISCELLANEOUS.

        (a) Except as specifically herein, the Credit Agreement shall continue in full force and effect in accordance with original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

        (b) The Company heretofore executed and delivered among other things, the Pledge and Security Agreement and hereby acknowledges and agrees that the security interests and liens created and provided for therein continue to secure the payment and performance of the Obligations of the Company owing to the Lenders, including, without limitation, all indebtedness of the Company evidenced by the Revolving Credit Notes, both for principal and interest, which are entitled to all of the benefits and privileges set forth therein.

        (c) The Company agrees to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the fees and expenses of counsel for the Agent up to $1,000.

        (d) This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

                          [SIGNATURE PAGES TO FOLLOW]

        This Second Amendment to Amended and Restated Credit Agreement is dated as of May 2, 2000.

                                           HARRINGTON WEST FINANCIAL GROUP, INC.

                                           By: /s/ CRAIG J. CERNY
                                              --------------------------------
                                              Name  Craig J. Cerny
                                                   ---------------------------
                                              Title Chairman/CEO
                                                    --------------------------


        Accepted and agreed to as of the date and year last above written.


                                           HARRIS TRUST AND SAVINGS BANK,
                                             individually and as Agent


                                           By: /s/ DAVID J. KONRAD
                                              --------------------------------
                                              Name  David J. Konrad
                                                   ---------------------------
                                              Title  Vice President
                                                    --------------------------


                                           FIRSTAR BANK MIDWEST (f/k/a
                                             MERCANTILE BANK)


                                           By: /s/ LORRIE McEACHERN
                                              --------------------------------
                                              Name Lorrie McEachern
                                                   ---------------------------
                                              Title  Vice President
                                                    --------------------------

                                           FIRST COMMERCIAL BANK, N.A.


                                           By: /s/ STEPHEN R. MORRIS
                                              --------------------------------
                                              Name  STEPHEN R. MORRIS
                                                   ---------------------------
                                              Title  Vice President
                                                    --------------------------

                                                              Exhibit 10.2 cont.

                     HARRINGTON WEST FINANCIAL GROUP, INC.
            THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

To Each of the Lenders Signatory Hereto

Ladies and Gentlemen:

     Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of October 30, 1997 (the Amended and Restated Credit Agreement, as the same has been amended prior to the date hereof, being referred to herein as the "Credit Agreement"), among the undersigned, Harrington West Financial Group, Inc., a Delaware corporation, the Lenders party thereto, and Harris Trust and Savings Bank, as Agent for the Lenders. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     The Company, the Lenders and the Agent wish to amend the Credit Agreement to (a) increase the aggregate amount of the Commitments to $20,000,000, (b) increase the Revolving Credit Commitment of Firstar Bank, N.A. (f/k/a Firstar Bank Midwest, N.A.) (the "Increasing Lender") to $8,000,000, (c) remove Enterprise Bank (f/k/a First Commercial Bank, N.A.) as a Lender thereunder, (d) add 1st Financial Bank as a new Lender thereunder with a Revolving Credit Commitment of $2,000,000, (e) provide that the interest rate margin for LIBOR Portions and Domestic Rate Portions be adjusted subject to agreed performance criteria, and make certain other amendments all on the terms and conditions specifically set forth below in this amendment (herein, the "Amendment").

1.   REMOVAL OF LENDER.

     Upon satisfaction of the conditions precedent set forth in Section 4 below, Enterprise Bank (f/k/a First Commercial Bank, N.A.) (herein, the "Departing Lender") shall cease to be a Lender under the Credit Agreement and shall have no rights or obligations (including any commitment to make loans under the Revolving Credit) thereunder. The parties hereto consent to such termination of the Departing Lender's Percentage of the Revolving Credit and agree that all references in the Loan Documents to the Lenders (or the Banks) or any Lender (or any Bank) shall no longer include the Departing Lender.

2.   ADDITION OF NEW LENDER AND INCREASE IN REVOLVING CREDIT COMMITMENT.

     Upon satisfaction of the conditions precedent set forth in Section 4 below, the Credit Agreement shall be and hereby is amended as follows:

     2.1 1st Financial Bank (the "New Lender") shall be deemed a Lender signatory to the Credit Agreement and shall have all the rights, benefits, duties and obligations of a Lender under the Credit Agreement and the Loan Documents. Accordingly, all references in the Credit Agreement and the Loan Documents to the terms "Lender" and "Lenders" shall be deemed to include, and be a reference to, the New Lender. The New Lender agrees that it will perform all of the duties and obligations which by the terms of the Credit Agreement and the Loan Documents are required to be performed by it as a Lender with a Revolving Credit Commitment, on the date hereof, of $2,000,000 and a Percentage equal to the fraction, expressed as a percentage, the numerator of which is $2,000,000 and the denominator of which is $20,000,000 as of the date hereof.

     2.2 The following address shall be deemed to appear on the New Lender's signature page in the Credit Agreement as so amended for the New Lender:

                          1st Financial Bank
                          11120 West 135th Street
                          Overland Park, KS 66221-9731
                          Attention: Tom Bishop
                          Telephone: (913) 681-2223
                          Telecopy: (913) 681-0309

     2.3 The Revolving Credit Commitment of the Increasing Lender shall be increased to $8,000,000 with the result that the aggregate amount of the Commitments of all of the Lenders shall be increased to $20,000,000, subject to future reductions all as more fully set forth in Exhibit D hereto.

3. AMENDMENTS.

     Upon satisfaction of the conditions precedent set forth in Section 4 below, the Credit Agreement shall be and hereby is amended as follows:

     3.1. The amount of each Lender's Revolving Credit Commitment set forth in the Credit Agreement shall be amended to be, for each period from the effective date of this Amendment through the Revolving Credit Termination Date, the amount set forth for such period on Exhibit D attached hereto, and the Credit Agreement is hereby amended by including Exhibit D hereto as a new Exhibit D to the Credit Agreement, immediately following Exhibit C thereto.

     3.2. The first sentence of Section 2.1(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

          Each Domestic Rate Portion shall bear interest at the rate per annum determined by SUBTRACTING the Applicable Margin from the Domestic Rate as in effect from time to time, provided that if a Domestic Rate Portion or any part thereof is not paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest, whether before or after judgment, until payment in full thereof at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto from time to time.

     3.3. Section 2.1(c) of the Credit Agreement is hereby amended by deleting the reference to "3%" set forth in the second line of the first sentence thereof and replacing it with the words "the Applicable Margin".

     3.4. Section 5.1 of the Credit Agreement is hereby amended by adding the following new definitions thereto, each in its appropriate place in the alphabetical sequence:

          "Applicable Margin" means, with respect to interest payable on Domestic Rate Portions or LIBOR Portions under Section 2.1 hereof, the rate of interest per annum shown below for the date and manner of calculation specified below:


                              Level 1        Level 2        Level 3
Domestic Rate Portions        0.50%          0.50%             0%

LIBOR Portions                2.00%          2.50%          3.00%


     The Applicable Margin will be adjusted upon receipt of the Company's financial statements for each fiscal quarter of the Company and the related compliance certificate, and will, for the period after the effective date of the Third Amendment, initially be based on such financial statements and compliance certificate for the fiscal quarter ended September 30, 2001 to be delivered on or before the effective date of the Third Amendment. Not later than 5 Business Days after receipt by the Bank of the financial statements and related compliance certificate called for by Section 8.5 hereof for each fiscal quarter of the Company, the Bank shall determine the Non-Performing Assets Ratio and Core Profitability for the applicable period and shall promptly notify the Company of such determination and of any change in the Applicable Margin resulting therefrom. Any such change in the Applicable Margin shall be effective as of the first day of the fiscal quarter immediately following such determination and such new Applicable Margin shall continue in effect until the first day of the next succeeding fiscal quarter (each such first day of a fiscal quarter a "Pricing Date"). Each determination of the Applicable Margin made by the Bank in accordance with the foregoing shall be conclusive and binding on the Company if reasonably determined.

     "Level 1 Period" is a period commencing on one Pricing Date and ending on the succeeding Pricing Date with respect to which the Company's most recent financial statements show both (i) Core Profitability greater than $1,750,000 for the most recent fiscal quarter, and (ii) a Non-Performing Assets Ratio of less than 0.06 to 1.0 as of the end of such fiscal quarter.

     "Level 2 Period" is a period commencing on one Pricing Date and ending on the succeeding Pricing Date which does not qualify as a Level 1 Period and with respect to which the Company's most recent financial statements show both (i) Core Profitability greater than $1,000,000 for the most recent fiscal quarter, and (ii) a Non-Performing Assets Ratio of less than 0.12 to 1.0 as of the end of such fiscal quarter.

          "Level 3 Period" is a period commencing on one Pricing Date and ending on the succeeding Pricing Date which does not qualify as a Level 1 Period or as a Level 2 Period.

          "Non-Performing Assets Ratio" means the financial covenant ratio set forth in Section 8.7 of the Agreement.

          "Third Amendment" means that certain Third Amendment to Amended and
     Restated Credit Agreement dated as of October   , 2001 among the Company,
     the Lenders and the Agent.

     3.5. The definition of "Interest Period" in Section 5.1 of the Credit Agreement is hereby amended by deleting the phrase "1, 2, 3 or 6 months thereafter" in the third line thereof and replacing it with the phrase "1, 2 or 3 months thereafter".

     3.6 Section 8.15 of the Credit Agreement is hereby amended to read in its entirety as follows:

               Section 8.15. Dividends and Certain Other Restricted Payments. the Company shall not declare or pay any dividend on or make any other distributions in respect of any class or series of its capital stock (other than dividends payable solely in its capital stock) or directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock; provided, however, that the Company may pay dividends in an aggregate amount not to exceed $150,000 during any fiscal quarter of the Company, so long as at the time of, and after giving effect to, such dividend no Default or Event of Default then exists.

     3.7. Section 8.20 of the Credit Agreement is hereby amended to read in its entirety as follows:

               Section 8.20. Minimum Core Profitability. As of the last day of each fiscal quarter, the Company's Core Profitability for the four fiscal quarters then ended shall not be less than (a) $3,500,000 as of the end of each fiscal quarter ending during the period from June 1, 2001 through September 30, 2002, (b) $4,000,000 as of the end of each fiscal quarter ending during the period from October 1, 2002 through September 30, 2003 and (c) $4,500,000 as of the end of each fiscal quarter thereafter.

     3.8. The contact information for Harris Trust and Savings Bank set forth on its signature page of the Credit Agreement is hereby amended to read in its entirety as follows:

                    111 West Monroe Street
                    Chicago, Illinois 60603
                    Attention: David Konrad
                    Telephone: 312-461-7112
                    Facsimile: 312-765-8253

     3.9 The contact information for the Company set forth in Section 11.11 of the Credit Agreement is hereby amended to read in its entirety as follows:

                    Harrington West Financial Group, Inc.
                    610 Alamo Pintado Rd.
                    Solvang, CA 93463
                    Attention: Craig J. Cerny
                    Telephone: 913-451-1566
                    Facsimile: 913-451-6313

4.   CONDITIONS PRECEDENT.

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

     4.1. The Company, the Agent and the Lenders, including without limitation the Departing Lender and the New Lender, shall have executed and delivered this Amendment.

     4.2. The principal amount of all Loans, all accrued interest and all other amounts accrued and unpaid to the Departing Lender shall be paid in full.

     4.3. Legal matters incident to the execution and delivery of this Amendment and the new Notes described in Section 4.4 hereof, and the other matters incident to the transaction contemplated hereby, shall be satisfactory to the Agent and its counsel.

     4.4. The Agent shall have received for each of the New Lender and the Increasing Lender Notes in the form of Exhibit A hereto with appropriate insertions evidencing the Loans made or to be made by such Lenders each in the amount of such Lender's Revolving Credit Commitment as set forth on Exhibit D hereto.

     4.5. The Agent shall have received the Company's quarterly financial statements described in Section 8.5(a) of the Credit Agreement for the quarter ended September 30, 2001, certified to by the President or chief financial officer of the Company.

5.   REPRESENTATIONS.

     In order to induce the Lenders to execute and deliver this Amendment, the Company hereby represents to the Agent and the Lenders that, as of the date hereof, the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Company delivered to the Lenders) and the Company is in full compliance with all of the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

6.   EQUALIZATION OF OUTSTANDING LOANS.

     On October__, 2001, the New Lender shall fund its Percentage of the outstanding Loans and the Increasing Lender shall fund its increase in Percentage of the outstanding Loans to the Agent so that after giving effect thereto each Lender, including the New Lender and the Increasing Lender, holds a pro rata share (in proportion to its respective Revolving Credit Commitment as set forth in Exhibit D hereto) of the outstanding Loans and, in connection therewith, the Company shall prepay all outstanding LIBOR Portions and pay to each Lender all amounts due such Lender under Section 2.8 of the Credit Agreement (it being understood that the Company may, subject to the conditions precedent and notice requirements set forth in the Credit Agreement, make a new Borrowing of Loans concurrently with such prepayment).

7.   MISCELLANEOUS.

     (a) Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     (b) The Company heretofore executed and delivered, among other things, the Pledge and Security Agreement and hereby acknowledges and agrees that the security interests and liens created and provided for therein continue to secure the payment and performance of the Obligations of the Company owing to the Lenders, including, without limitation, all indebtedness of the Company evidenced by the Revolving Credit Notes, both for principal and interest, which are entitled to all of the benefits and privileges set forth therein.

     (c) The Company agrees to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the fees and expenses of counsel for the Agent up to $2,000.

     (d) This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each or such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

     (e) By signing below, the New Lender hereby (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered to the Lenders pursuant to the terms thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.

                          [SIGNATURE PAGES TO FOLLOW]

     This Third Amendment to Amended and Restated Credit Agreement is dated as of November 1, 2001.

                                      HARRINGTON WEST FINANCIAL GROUP, INC.


                                      By /s/ CRAIG J. CERNY
                                        -----------------------------------
                                      Name  Craig J. Cerny
                                      Title Chief Executive Officer


     Accepted and agreed to as of the date and year last above written.

                                      HARRIS TRUST AND SAVINGS BANK,
                                        individual and as Agent


                                      By /s/ DAVID J. KONRAD
                                        -----------------------------------
                                      Name  David J. Konrad
                                      Title Vice President


                                      FIRSTAR BANK, N.A. (f/k/a FIRSTAR
                                        BANK MIDWEST, N.A.)


                                      By /s/ LORRIE McCACHERN
                                        -----------------------------------
                                      Name  Lorrie McCachern
                                      Title Vice President


                                      1ST FINANCIAL BANK


                                      By /s/ TOM BISHOP
                                        -----------------------------------
                                      Name  Tom Bishop
                                      Title Chairman and Chief Executive Officer

                                   ENTERPRISE BANK (F/K/A FIRST COMMERCIAL
                                     BANK, N.A.), solely with respect to the
                                     provisions of Section 1 regarding its
                                     status as a Departing Lender




                                   By /s/ STEPHEN R. MORRIS
                                     -----------------------------------
                                     Name  Stephen R. Morris
                                     Title Vice President

                                   EXHIBIT A

                     HARRINGTON WEST FINANCIAL GROUP, INC.
                             REVOLVING CREDIT NOTE

$__________________                                        ____________________

     On the Revolving Credit Termination Date, for value received, the undersigned, HARRINGTON WEST FINANCIAL GROUP, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of ____________________ (the "Lender"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the principal sum of (i) ____________________ and no/100 Dollars ($________), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Revolving Credit Loans owing from the Company to the Lender under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.

     This Note evidences loans constituting part of a "Domestic Rate Portion" and "LIBOR Portions" as such terms are defined in that certain Amended and Restated Credit Agreement dated as of October 30, 1997, as amended, between the Company, Harris Trust and Savings Bank, individually and as Agent thereunder, and the other Lenders which are now or may from time to time hereafter become parties thereto (said Credit Agreement, as heretofore amended and as the same may be amended, modified or restated from time to time, being referred to herein as the "Credit Agreement") made and to be made to the Company by the Lender under the Revolving Credit provided for under the Credit Agreement, and the Company hereby promises to pay interest at the office described above on each loan evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement.

     Each loan made under the Revolving Credit provided for in the Credit Agreement by the Lender to the Company against this Note, any repayment of principal hereon, the status of each such loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto shall be endorsed by the holder hereof on a schedule to this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on a schedule to this Note prior to any negotiation hereof). The Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on a schedule to this Note or recorded on the books and records of the holder hereof shall be prima facie evidence of the unpaid principal balance of this Note, the status of each such loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion, and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto.

     This Note is issued by the Company under the terms and provisions of the Credit Agreement and is secured by, among other things, the Collateral Documents, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

     This Note is issued in substitution and replacement for, and evidences in part the indebtedness currently evidenced by, those certain Revolving Credit Notes of the Company dated October 30, 1997.

     The Company hereby promises to pay all costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Company hereby waives presentment for payment and demand. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                                       HARRINGTON WEST FINANCIAL GROUP, INC.



                                       By
                                         Name
                                             -------------------------------
                                         Title
                                              ------------------------------

                                   EXHIBIT D

                                  COMMITMENTS



                                            REVOLVING CREDIT
                                            COMMITMENT FROM
                       REVOLVING CREDIT      AND INCLUDING
                       COMMITMENT FROM      10/01/03 THROUGH
                       AND INCLUDING THE     THE REVOLVING
                          DATE HEREOF            CREDIT
                          THROUGH AND          TERMINATION
NAME OF LENDER        INCLUDING 09/30/03          DATE
Harris Trust and          $10,000,000         $ 8,750,000
Savings Bank

Firstar Bank, N.A         $ 8,000,000         $ 7,000,000

1st Financial Bank        $ 2,000,000         $ 1,750,000

Total                     $20,000,000         $17,500,000


                                      -3-